                                                EXHIBIT 1

                                              Conformed Copy






                  ASSET PURCHASE AGREEMENT

                           Among

                  EMI COMMUNICATIONS CORP.,

                   EASTERN MESSAGE, INC.,

             EASTERN MESSAGE OF NEW JERSEY, INC.,

            EASTERN MESSAGE OF PENNSYLVANIA, INC.,

            EASTERN MESSAGE OF MASSACHUSETTS, INC.,

              EASTERN MESSAGE OF MARYLAND, INC.,

              NEWHOUSE BROADCASTING CORPORATION

                           and

          INTERMEDIA COMMUNICATIONS OF FLORIDA, INC.,



                Dated as of February 20, 1996

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                      TABLE OF CONTENTS


                                                        Page

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . 1
     SECTION 1.1   Certain Defined Terms . . . . . . . . . . 1

ARTICLE II     PURCHASE AND SALE OF ASSETS . . . . . . . . .12
     SECTION 2.1   Purchase and Sale of Assets . . . . . . .12
            (a)    Real Property . . . . . . . . . . . . . .12
            (b)    Furniture and Fixtures. . . . . . . . . .12
            (c)    Supplies. . . . . . . . . . . . . . . . .12
            (d)    Records . . . . . . . . . . . . . . . . .12
            (e)    Intellectual Property . . . . . . . . . .12
            (f)    Assigned Contracts. . . . . . . . . . . .12
            (g)    Licenses. . . . . . . . . . . . . . . . .13
            (h)    Names . . . . . . . . . . . . . . . . . .13
            (i)    EMI Newco and Message Newco Stock . . . .13
     SECTION 2.2   Excluded Assets . . . . . . . . . . . . .13
            (a)    Cash. . . . . . . . . . . . . . . . . . .13
            (b)    Corporate Documents and Accounting
                   Systems . . . . . . . . . . . . . . . . .13
            (c)    Taxes . . . . . . . . . . . . . . . . . .13
            (d)    Accounts Receivable . . . . . . . . . . .14
            (e)    Claims. . . . . . . . . . . . . . . . . .14
            (f)    Retained Division . . . . . . . . . . . .14
            (g)    This Agreement. . . . . . . . . . . . . .14
            (h)    Miscellaneous . . . . . . . . . . . . . .14
     SECTION 2.3   Assumption of Liabilities . . . . . . . .14
     SECTION 2.4   Excluded Liabilities. . . . . . . . . . .15
     SECTION 2.5   Purchase Price. . . . . . . . . . . . . .15
     SECTION 2.6   Allocation of Purchase Price. . . . . . .15
     SECTION 2.7   Closing . . . . . . . . . . . . . . . . .16
     SECTION 2.8   Apportionment . . . . . . . . . . . . . .16

ARTICLE III    REPRESENTATIONS AND WARRANTIES
               OF PARENT AND SELLER  . . . . . . . . . . . .17
     SECTION 3.1   Authority of Seller . . . . . . . . . . .17
     SECTION 3.2   Organization and Qualification of
                   Sellers . . . . . . . . . . . . . . . . .17
     SECTION 3.3   Capital Stock of Seller . . . . . . . . .18
     SECTION 3.4   Subsidiaries. . . . . . . . . . . . . . .18
     SECTION 3.5   No Conflict . . . . . . . . . . . . . . .19
     SECTION 3.6   Governmental Consents and Approvals . . .19
     SECTION 3.7   Financial Information, Books and
                   Records and Operating Data. . . . . . . .20
     SECTION 3.8   Title . . . . . . . . . . . . . . . . . .20
     SECTION 3.9   Solvency and Payment of Liabilities . . .21
     SECTION 3.10  Inventories . . . . . . . . . . . . . . .21
     SECTION 3.11  Sales and Purchase Order Backlog. . . . .21

     SECTION 3.12  Conduct in the Ordinary Course;
                   Absence of Certain Changes,
                   Events and Conditions. . . . . .. . . . .22
     SECTION 3.13  Litigation. . . . . . . . . . . . . . . .25
     SECTION 3.14  Certain Interests . . . . . . . . . . . .25
     SECTION 3.15  Compliance with Laws. . . . . . . . . . .25
     SECTION 3.16  Licenses. . . . . . . . . . . . . . . . .25
     SECTION 3.17  Environmental and Other Permits and
                   Licenses; Related Matters . . . . . . . .26
     SECTION 3.18  Material Contracts. . . . . . . . . . . .27
     SECTION 3.19  Intellectual Property . . . . . . . . . .29
     SECTION 3.20  Real Property . . . . . . . . . . . . . .31
     SECTION 3.21  Tangible Personal Property. . . . . . . .34
     SECTION 3.22  Purchased Assets. . . . . . . . . . . . .35
     SECTION 3.23  Customers . . . . . . . . . . . . . . . .35
     SECTION 3.24  Suppliers . . . . . . . . . . . . . . . .35
     SECTION 3.25  Employee Benefit Matters. . . . . . . . .36
            (a)    Plans and Documents . . . . . . . . . . .36
            (b)    Americans With Disability Act . . . . . .36
            (c)    WARN Act. . . . . . . . . . . . . . . . .37
     SECTION 3.26  Labor Matters . . . . . . . . . . . . . .37
     SECTION 3.27  Key Employees . . . . . . . . . . . . . .38
     SECTION 3.28  Taxes . . . . . . . . . . . . . . . . . .38
     SECTION 3.29  Insurance . . . . . . . . . . . . . . . .38
     SECTION 3.30  Certain Consents. . . . . . . . . . . . .39
     SECTION 3.31  Brokers . . . . . . . . . . . . . . . . .39

ARTICLE IV     REPRESENTATIONS AND WARRANTIES
               OF PURCHASER  . . . . . . . . . . . . . . . .40
     SECTION 4.1   Organization and Authority of Purchaser .40
     SECTION 4.2   No Conflict . . . . . . . . . . . . . . .40
     SECTION 4.3   Capital Stock of Purchaser. . . . . . . .41
     SECTION 4.4   SEC Reports . . . . . . . . . . . . . . .41
     SECTION 4.5   Governmental Consents and Approvals . . .41
     SECTION 4.6   Litigation. . . . . . . . . . . . . . . .42
     SECTION 4.7   Brokers . . . . . . . . . . . . . . . . .42

ARTICLE V      COVENANTS PRIOR TO CLOSING  . . . . . . . . .42
     SECTION 5.1   Regulatory and Other Authorizations;
                   Notices and Consents. . . . . . . . . . .42
     SECTION 5.2   Notice of Developments. . . . . . . . . .43
     SECTION 5.3   Boards of Directors.. . . . . . . . . . .43
     SECTION 5.4   Access to Information . . . . . . . . . .44
     SECTION 5.5   Conduct of Business and Capital
                   Improvements. . . . . . . . . . . . . . .44
     SECTION 5.6   Regulatory Compliance . . . . . . . . . .45
     SECTION 5.7   Environmental Study . . . . . . . . . . .45
     SECTION 5.8   Creation of Historical Financial
                   Statements. . . . . . . . . . . . . . . .46

     SECTION 5.9   Further Action. . . . . . . . . . . . . .46
     SECTION 5.10  Preservation of Business. . . . . . . . .46
            (a)    Covenants Regarding Operations. . . . . .46
            (b)    Negative Covenants Regarding Operations .47
     SECTION 5.11  Maintenance of Insurance. . . . . . . . .49
     SECTION 5.12  Failure to Obtain Consents and Approvals.49
     SECTION 5.13  Creation of the New Companies and
                   Conveyance of Personal Property . . . . .49
     SECTION 5.14  Delivery of Schedules and Exhibits. . . .50
     SECTION 5.15  Syracuse Office . . . . . . . . . . . . .50

ARTICLE VI     COVENANTS SUBSEQUENT TO CLOSING . . . . . . .50
     SECTION 6.1   Further Assurances. . . . . . . . . . . .50
     SECTION 6.2   Change of Name. . . . . . . . . . . . . .51
     SECTION 6.3   Closing Accounts Receivable
                   and Accounts Payable. . . . . . . . . . .51
     SECTION 6.4   Tax Records . . . . . . . . . . . . . . .52
     SECTION 6.5   Tax Reporting . . . . . . . . . . . . . .52
     SECTION 6.6   Satisfaction of Liabilities . . . . . . .52
     SECTION 6.7   Employee Benefit Plans. . . . . . . . . .53
     SECTION 6.8   Non-Compete . . . . . . . . . . . . . . .53
     SECTION 6.9   Stand Still . . . . . . . . . . . . . . .53
     SECTION 6.10  Gains, Transfer and Sales Taxes . . . . .54
     SECTION 6.11  No Shop . . . . . . . . . . . . . . . . .54
     SECTION 6.12  Employees . . . . . . . . . . . . . . . .55
     SECTION 6.13  Accounting Systems. . . . . . . . . . . .55

ARTICLE VII     CONDITIONS TO CLOSING  . . . . . . . . . . .56
     SECTION 7.1   Conditions to Obligations
                   of Purchaser. . . . . . . . . . . . . . .56
          (a)    Representations, Warranties
                 and Obligations . . . . . . . . . . . . . .56
          (b)    Consents. . . . . . . . . . . . . . . . . .56
          (c)    License Transfer Approvals. . . . . . . . .56
          (d)    No Material Adverse Effect. . . . . . . . .56
          (e)    Deliveries. . . . . . . . . . . . . . . . .56
          (f)    Encumbrances. . . . . . . . . . . . . . . .56
          (g)    No Proceeding or Litigation . . . . . . . .56
          (h)    Filings . . . . . . . . . . . . . . . . . .57
          (i)    HSR Act . . . . . . . . . . . . . . . . . .57
          (j)    Creation of EMI Newco and
                 Message Newco . . . . . . . . . . . . . . .57
          (k)    Delivery of Schedules . . . . . . . . . . .57
          (l)    Exhibits. . . . . . . . . . . . . . . . . .57
          (m)    Syracuse Office Agreement . . . . . . . . .57

     SECTION 7.2 Conditions to Obligations of
                 Parent and Seller . . . . . . . . . . . . .57
          (a)    Representations, Warranties
                 and Obligations . . . . . . . . . . . . . .57
          (b)    Consents. . . . . . . . . . . . . . . . . .58
          (c)    License Transfer Approvals. . . . . . . . .58

          (d)    No Material Adverse Effect. . . . . . . . .58
          (e)    Deliveries. . . . . . . . . . . . . . . . .58
          (f)    No Proceeding or Litigation . . . . . . . .58
          (g)    Filings . . . . . . . . . . . . . . . . . .58
          (h)    HSR Act . . . . . . . . . . . . . . . . . .59
          (i)    Exhibits. . . . . . . . . . . . . . . . . .59
          (j)    Syracuse Office Agreement . . . . . . . . .59

ARTICLE VIII     DELIVERIES. . . . . . . . . . . . . . . . .59
     SECTION 8.1 Parent's and Sellers' Deliveries. . . . . .59
          (a)    Bill of Sale. . . . . . . . . . . . . . . .59
          (b)    Assignment of Contracts . . . . . . . . . .59
          (c)    Assigment of Licenses . . . . . . . . . . .59
          (d)    Deeds . . . . . . . . . . . . . . . . . . .59
          (e)    Corporate and Stockholder
                 Authorization . . . . . . . . . . . . . . .60
          (f)    EMI Newco and Message Newco Stock . . . . .60
          (g)    Change of Name. . . . . . . . . . . . . . .60
          (h)    Organizational Documents. . . . . . . . . .60
          (i)    Legal Opinions. . . . . . . . . . . . . . .60
          (j)    Business Documents. . . . . . . . . . . . .61
          (k)    Good Standing; Qualification
                 to Do Business. . . . . . . . . . . . . . .61
          (l)    Consents and Approvals. . . . . . . . . . .61
          (m)    Encumbrance Release . . . . . . . . . . . .61
          (n)    Miscellaneous . . . . . . . . . . . . . . .61

     SECTION 8.2 Purchaser's Deliveries. . . . . . . . . . .61
          (a)    Purchase Price. . . . . . . . . . . . . . .61
          (b)    Corporate Authorization . . . . . . . . . .61
          (c)    Consents and Approvals. . . . . . . . . . .61
          (d)    Bring-Down Certificate. . . . . . . . . . .62
          (e)    Corporate Documents . . . . . . . . . . . .62
          (f)    Corporate Certificate . . . . . . . . . . .62
          (g)    Legal Opinion . . . . . . . . . . . . . . .62
          (h)    Miscellaneous . . . . . . . . . . . . . . .62

ARTICLE IX  TERMINATION AND WAIVER . . . . . . . . . . . . .62
     SECTION 9.1   Termination . . . . . . . . . . . . . . .62
     SECTION 9.2   Effect of Termination . . . . . . . . . .63
     SECTION 9.3   Waiver. . . . . . . . . . . . . . . . . .63

ARTICLE X  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
            INDEMNIFICATION. . . . . . . . . . . . . . . . .64
     SECTION 10.1  Survival of Representations, Warranties
                   and Agreements. . . . . . . . . . . . . .64
     SECTION 10.2  Indemnification by Parent and Seller. . .64
     SECTION 10.3  Indemnification by Purchaser. . . . . . .64
     SECTION 10.4  Procedure for Indemnification . . . . . .65
     SECTION 10.5  Limitation on Liability . . . . . . . . .65

ARTICLE XI  PURCHASER COMMON STOCK . . . . . . . . . . . . .66
     SECTION 11.1  Representations and
                   Warranties of Seller. . . . . . . . . . .66
     SECTION 11.2  Registration under the Securities
                   Act of 1933 . . . . . . . . . . . . . . .67

ARTICLE XII  GENERAL PROVISIONS. . . . . . . . . . . . . . .73
     SECTION 12.1  Expenses. . . . . . . . . . . . . . . . .74
     SECTION 12.2  Notices . . . . . . . . . . . . . . . . .75
     SECTION 12.3  Public Announcements. . . . . . . . . . .75
     SECTION 12.4  Headings. . . . . . . . . . . . . . . . .75
     SECTION 12.5  Severability. . . . . . . . . . . . . . .75
     SECTION 12.6  Entire Agreement. . . . . . . . . . . . .76
     SECTION 12.7  Assignment. . . . . . . . . . . . . . . .76
     SECTION 12.8  No Third Party Beneficiaries. . . . . . .76
     SECTION 12.9  Amendment . . . . . . . . . . . . . . . .76
     SECTION 12.10 Governing Law . . . . . . . . . . . . . .76
     SECTION 12.11 Counterparts. . . . . . . . . . . . . . .76
     SECTION 12.12 Specific Performance. . . . . . . . . . .76
     SECTION 12.13 Waiver of Jury Trial. . . . . . . . . . .76

     ASSET PURCHASE AGREEMENT, dated as of February 20, 1996, by and among EMI COMMUNICATIONS CORP., a New York corporation ("EMI" or a "Seller"), EASTERN MESSAGE, INC., a New York corporation ("Message" or a "Seller"), EASTERN MESSAGE OF NEW JERSEY, INC., a New Jersey corporation (a "Seller"), EASTERN MESSAGE OF PENNSYLVANIA, INC., a Pennsylvania corporation (a "Seller"), EASTERN MESSAGE OF MASSACHUSETTS, INC., a Massachusetts corporation (a "Seller"), and EASTERN MESSAGE OF MARYLAND, INC., a Maryland corporation (a "Seller", and together with the other Sellers, "Sellers"), NEWHOUSE BROADCASTING CORPORATION, a New York corporation ("Parent"), and INTERMEDIA COMMUNICATIONS OF FLORIDA, INC., a Delaware corporation ("Purchaser").

                 W I T N E S S E T H

     WHEREAS, Sellers own and operate the telecommunications services business described in Section 1.1 hereof (the "Business); and

     WHEREAS, Sellers desires to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Sellers, all of Sellers' right, title and interest in and to certain of the tangible and intangible assets of Sellers relating to the Business, or used or held for use in connection with the Business, all as set forth more fully below; and

     WHEREAS, Parent is the owner of all the issued and outstanding capital stock of EMI and is entering into this Agreement to further induce Purchaser to acquire the Purchased Business (as hereinafter defined); and

     WHEREAS, following the consummation of the transactions contemplated by this Agreement, it is intended that Purchaser operate the Purchased Business as part of Purchaser's business; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants hereinafter set forth, Purchaser and Sellers hereby agree as follows:


                          ARTICLE I
                         DEFINITIONS

     SECTION 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

          "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Agreement" or "this Agreement" means this Asset Purchase Agreement, dated as of February 20, 1996, among Sellers, Parent and Purchaser (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of
Section 12.9.

          "Assigned Contracts" shall have the meaning set forth in
Section 2.1(f).

          "Assumed Liabilities" has the meaning specified in
Section 2.3.

          "Bill of Sale" has the meaning specified in Section 8.1(a).

          "Business" means the business of providing those common carrier and private line telecommunications services which, prior to the date hereof, have been conducted by Sellers.

          "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

          "Capital Loans" has the meaning specified in Section 5.5.

          "CERCLA" means the Comprehensive Environmental Response
Compensation and Liability Act of 1980, as amended through the date hereof.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as updated through the date hereof.

          "Closing" has the meaning specified in Section 2.7.

          "Closing Accounts Receivable" has the meaning specified in
Section 2.2(d).

          "Closing Date" has the meaning specified in Section 2.7.

          "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

          "Collections Period" has the meaning specified in Section
6.3.

          "Contract Assignment Agreement" has the meaning specified in
Section 8.1(b).

          "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Cut-off Date" has the meaning specified in Section 6.3(b).

          "Deeds" has the meaning specified in Section 8.1(d).

          "Delaware Law" means the General Corporation Law of the
State of Delaware.

          "Disclosure Schedule" means the Disclosure Schedule exchanged and initialled for identification purposes by the parties, dated as of the date hereof, and forming a part of this Agreement.

          "EMI Newco" means a wholly-owned Subsidiary that shall be formed after the date hereof and prior to the Closing Date and to which, prior to the Closing Date, EMI shall convey all (or such lesser amount to which Sellers and Purchaser shall reasonably agree) of EMI's right, title and interest in Personal Property owned or leased by EMI in exchange for all of the outstanding capital stock of EMI Newco.

          "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environment" means surface waters, groundwaters, soil, subsurface strata and ambient air.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit including, without limitation, (a) those by Governmental enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) those by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the Environment.

          "Environmental Condition" means a condition relating to or arising or resulting from a failure to comply with any applicable
Environmental Law or Environmental Permit or a Release of Hazardous Materials into the Environment.

          "Environmental Laws" means any Law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. sec.sec. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. sec.sec. 6901 et seq.; the Clean Water Act, 33 U.S.C. sec.sec. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. sec.sec. 2601 et seq.; the Clean Air Act, 42 U.S.C. sec.sec. 7401 et seq; the Safe Drinking Water Act, 42 U.S.C. sec.sec. 300f et seq.; the Atomic Energy Act, 42 U.S.C. sec.sec. 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. sec.sec. 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C.
sec.sec. 301 et seq.

          "Environmental Permits" means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

          "Environmental Study" has the meaning specified in Section
5.7(a).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means an organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code which includes the Seller.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Assets" has the meaning specified in Section 2.2.

          "Excluded Liabilities" has the meaning specified in
Section 2.4.

          "FCC" shall mean the Federal Communications Commission.

          "FCC Licenses" shall mean licenses or authorizations issued by the FCC.

          "Financial Schedules" has the meaning specified in Section
3.7(a).

          "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Materials" means (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contains polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants" or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

          "Historical GAAP Financial Statements" has the meaning specified in Section 5.8.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such

Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          "Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the trademark offices of the states and territories of the United States of America, and the trademark offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (e) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (f) computer software including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (g) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) copies and tangible embodiments of all the foregoing, in whatever form or medium, (j) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and (k) all rights to sue or recover and retain damages and costs and attorneys fees for present and past infringement of any of the foregoing.

          "Interim Financial Schedules" has the meaning specified in
Section 3.7(a).

          "Interim GAAP Financial Statements" has the meaning specified in Section 5.8.

          "Inventories" means all inventory, merchandise, finished goods, and raw materials, packaging, supplies and other personal property related to the Purchased Business maintained, held or stored by or for any Seller as of the Effective Time and any prepaid deposits for any of the same.

          "IRS" means the Internal Revenue Service of the United
States.

          "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law in effect as of the date of this Agreement or as of the Closing Date.

          "Leased Real Property" means the real property leased by any Seller, as tenant, and used in connection with the Purchased Business, together with, to the extent leased by any such Seller, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any Seller attached or appurtenant thereto and used in connection with the Purchased Business, and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "License Assignment Agreement" has the meaning specified in
Section 8.1(c).

          "Licensed Intellectual Property" means all Intellectual
Property licensed or sublicensed to any Seller from a third party and used in connection with the Purchased Business, other than Intellectual Property provided in connection with the rental or ownership of equipment.

          "Licenses" has the meaning specified in Section 2.1(g).

          "Material Adverse Effect" means any circumstance, change in, or effect on the Purchased Business or the Purchased Assets that, individually or in the aggregate with any other circumstances, changes or effects is, or could be, materially adverse to the Purchased Business or the Purchased Assets or the prospects, results of operations or the financial condition of the Purchased Business.

          "Material Contracts" has the meaning specified in Section
3.18(a).

          "Message" has the meaning specified in the preamble to this Agreement.

          "Message Newco" means a wholly-owned subsidiary of Message that shall be formed after the date hereof and prior to the Closing Date and to which, prior to the Closing Date, Message shall convey all (or such lesser amount to which Sellers and Purchaser shall reasonably agree) of Message's right, title and interest in Personal Property owned or leased by Message in exchange for all of the outstanding capital stock of Message Newco.

          "Other Licenses" has the meaning specified in Section
2.1(g).

          "Owned Intellectual Property" means all Intellectual
Property in and to which any Seller holds, or has a right to hold, right, title and interest and used in connection with the Purchased Business.

          "Owned Real Property" means the real property owned by any Seller and used in connection with the Purchased Business, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of any Seller attached or appurtenant thereto and used in connection with the Purchased Business, and all easements, licenses, rights and appurtenances relating to the foregoing.

          "Parent" has the meaning specified in the preamble to this Agreement.

          "Permits" has the meaning specified in Section 3.17(a).

          "Permitted Encumbrances" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of the amount accrued therefor on the balance sheet included in the Interim Financial Schedules; (b) Encumbrances imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $5,000 in the case of a single property or $50,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and
(d) minor survey exceptions, reciprocal
easement agreements and other customary encumbrances on title to real property that (i) were not incurred in connection with any Indebtedness,
(ii) do not render title to the property encumbered thereby unmarketable and (iii) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current purposes.

          "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

          "Personal Property" shall mean all tangible personal property used in connection with the Purchased Business.

          "Purchase Price"  has the meaning specified in Section 2.5.

          "Purchased Assets" has the meaning specified in Section 2.1.

          "Purchased Business" shall mean the Purchased Assets and all the business conducted with the Purchased Assets by Sellers prior to the date hereof.

          "Purchaser" has the meaning specified in the preamble to this Agreement.

          "Purchaser Common Stock" means the Common Stock of
Purchaser, par value $.01 per share.

          "Purchaser Directed Improvements" has the meaning specified in Section 5.5.

          "Purchaser's Accountants" means Ernst & Young LLP, independent accountants of Purchaser.

          "Real Property" means the Leased Real Property and the Owned Real Property.

          "Receivables" means any and all accounts receivable, notes and other amounts receivable by any Seller from third parties, including, without limitation, customers, arising from the conduct of the Purchased Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

          "Regulations" means the Treasury Regulations (including proposed or Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

          "Related Agreements" means the agreements to be executed by Sellers and Parent in connection with and pursuant to this Agreement, including, without limitation, the Bill of Sale and the Assignment Agreement.

          "Retained Division" means EMI's satellite division and the assets and liabilities relating to the operation thereof.

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller" and "Sellers" have the meanings specified in the preamble to this Agreement.

          "Seller Plans" has the meaning specified in Section 3.25.

          "Sellers' Accountants" means Paul Scherer & Company, LLP, independent accountants of Sellers.

          "Subsidiaries" means any and all corporations, partnerships, joint ventures, associations and other entities controlled by EMI directly or indirectly through one or more intermediaries and shall be deemed to include EMI Newco and Message Newco upon their respective formations.

          "Switches" means frame relay and voice switches.

          "Syracuse Office" shall have the meaning specified in
Section 5.15.

          "Tangible Personal Property" means machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property used in the Purchased Business or owned or leased by any Seller for use in the Purchased Business.

          "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

          "U.S. GAAP" means United States generally accepted accounting principles and practices as in effect during the relevant period and applied consistently throughout the periods involved.

          "USTs" means underground storage tanks, as such term is defined in the Resource Conservation and Recovery Act, as amended, and the regulations promulgated thereunder.



                         ARTICLE II

                 PURCHASE AND SALE OF ASSETS


          SECTION 2.1 Purchase and Sale of Assets. Subject to the terms and conditions hereof, on the Closing Date, Sellers agree to and shall assign, transfer, sell, convey and deliver to Purchaser, and Purchaser agrees to and shall acquire from Sellers, free and clear of all Encumbrances (except for Permitted Encumbrances), all of Sellers' right, title and interest in and to the properties, assets and rights comprising or used in the Purchased Business, other than the Excluded Assets (collectively, the "Purchased Assets"), including, without limitation:

               (a) Real Property. All Owned Real Property and all Leased Real Property including, without limitation, that listed on
Schedule 2.1(a) hereto.

               (b) Furniture and Fixtures. All tangible personal property, furniture, equipment (including Sellers' interests in their respective corporate telephone systems and numbers including, without limitation, the telephone system that EMI shares with Time Warner Entertainment - Advance/Newhouse), fixtures, leasehold improvements, equipment under capital leases and other fixed assets used in the Purchased Business, including, without limitation, the assets that are listed and described on Schedule 2.1(b) hereto.

               (c) Supplies. All inventories and office and other supplies used in the Purchased Business, wherever located.

               (d) Records. All books, records and files or other documentation relating to the Purchased Assets or the Purchased Business (other than as set forth in Section 2.2(d) hereof), including without limitation, (i) inventory, maintenance and asset history records, (ii) sales promotion materials, (iii) all client lists and telephone numbers with respect to past, present or prospective clients and customers of the Purchased Business and all related sales and credit records, and
(iv) all employee lists and telephone numbers used in the Purchased
Business.

               (e) Intellectual Property. All Owned Intellectual Property and Sellers' interest in all Licensed Intellectual Property, including, without limitation, that listed on Schedule 2.1(e) hereto.

               (f) Assigned Contracts. All leases for real and personal property, employee contracts, customer contracts, franchise agreements, technology, license and know-how agreements and, to the extent permitted by applicable law, all rights under any written or oral contract, agreement, lease, plan, instrument, registration, license, certificate of occupancy, other permit or approval of any nature, or other document, commitment, arrangement, practice or authorization relating to the Purchased Business including, without limitation, those listed on Schedule 2.1(f) hereto (all of which contracts, orders, agreements, permits and leases are hereinafter collectively referred to as the "Assigned Contracts").

               (g) Licenses. (i) All FCC Licenses and pending FCC applications used or to be used in the Purchased Business, including, without limitation, the FCC Licenses and pending applications listed in
Schedule 2.1(g) hereto, and (ii) all other licenses, certificates, permits and similar authorizations (the "Other Licenses", and together with the FCC Licenses, the "Licenses") and pending applications relating to the Purchased Business which were issued by other Governmental Authorities to any Seller, including, without limitation, the Other Licenses and pending applications listed in Schedule 2.1(g) hereto.

               (h)  Names.  The names "EMI Communications Corp.",
"Eastern Message, Inc.", "Eastern Message of New Jersey, Inc.", "Eastern Message of Pennsylvania, Inc.",

"Eastern Message of Massachusetts, Inc.", "Eastern Message of Maryland, Inc." and the names of EMI Newco and Message Newco, and all goodwill associated therewith.

               (i) EMI Newco and Message Newco Stock. All of the outstanding capital stock of EMI Newco and of Message Newco.

          SECTION 2.2 Excluded Assets. The Purchased Assets shall exclude, and Sellers shall retain all of their respective rights, title and interests in and to all of, and shall not transfer to Purchaser, the following (the "Excluded Assets"):

               (a) Cash. All investment securities, all cash on hand or in transit and in the bank accounts of Sellers, and all cash equivalents.

               (b) Corporate Documents and Accounting Systems. Any interest in and to the capital stock of Sellers and all minute books, stock books, income tax records, and similar corporate records of Sellers, and Sellers' accounting systems hardware and software.

               (c) Taxes. Sellers' right to any refund of any Taxes paid by Sellers or to be paid by Sellers on account of the Purchased Business through the Closing Date, except to the extent any portion thereof was paid or is attributable to amounts paid by Purchaser.

               (d) Accounts Receivable. All billed or unbilled costs and accounts, notes, fees, commissions and all other billed or unbilled receivables payable to any Seller in respect of the Purchased Business prior to the Closing Date and all billed or unbilled costs and accounts, notes, fees, commissions and all other billed or unbilled receivables payable to any Seller with respect to services rendered by the Purchased Business prior to the Closing Date, a list of which accounts receivable will be provided by Sellers on Schedule 2.2(d) hereto within thirty (30) days after Closing (the "Closing Accounts Receivable").

               (e) Claims. All claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, whether made before or after the date of this Agreement, or any litigation or proceeding, whether commenced before or after the date of this Agreement, arising out of the Purchased Business prior to the Closing, or otherwise arising out of any act or occurrence prior to, or any state or facts existing as of, the Closing that is related to the Purchased Business.

               (f) Retained Division. The assets and liabilities of the Retained Division.

               (g) This Agreement. All rights of Sellers or Parent under this Agreement or any Related Agreements to which any Seller or Parent is a party.

               (h)  Miscellaneous.  Those assets listed on Schedule
2.2(h).

          SECTION 2.3 Assumption of Liabilities. Purchaser shall not assume or agree to pay, perform or discharge any liability or obligation of any Seller relating to the Purchased Business or the Purchased Assets except as expressly provided herein. At the Closing and upon and subject to the terms, conditions, representations and warranties contained herein, Purchaser shall be responsible for the liabilities Purchaser incurs by reason of its operation of the Purchased Business and its ownership of the Purchased Assets and shall assume and agree to pay, perform and discharge when due the liabilities and obligations of Sellers relating to the Purchased Business to the extent the same arise by reason of acts or events occurring from and after the Closing Date under (i) the Assigned Contracts and the Licenses assigned to Purchaser and (ii) the obligation, if any, of any Seller to file payroll and employment tax returns pursuant to Section 6.5 hereof, but not the liability, if any, of any Seller arising from any failure on such Seller's part to pay payroll or employment taxes or to file such forms as required by law, and no other liabilities or obligations of Sellers (the "Assumed Liabilities").

          SECTION 2.4 Excluded Liabilities. Except with respect to the Assumed Liabilities specified in Section 2.3 hereof, and regardless of whether any of the following may be disclosed to Purchaser pursuant to Section 2.1 hereof or otherwise, or whether Purchaser may have knowledge of the same, Purchaser shall not assume, and shall have no liability or responsibility for, any debts, liabilities, obligations, claims, expenses, Taxes, contracts, accounts payable or commitments of any Seller of any kind, character or description, whether accrued, absolute, contingent or otherwise, arising out of any act or omission occurring or state of facts existing prior to, on or after the Closing Date (the "Excluded Liabilities"), including, without limitation, any liability of any Seller relating to or arising from (i) the breach by any Seller of its obligations under the Assigned Contracts, (ii) any infringement by any Seller of the rights of others with respect to the Purchased Business or the Purchased Assets, (iii) any liability of any Seller for Taxes, including specifically, without limitation, any social security taxes or other Taxes relating to such Seller's current or former employees, any employment or withholding Taxes upon employees collected by such Seller, any income, capital gains, sales, conveyance, transfer, franchise or capital Taxes that may be due in connection with the consummation of the transactions contemplated hereby; (iv) any accrued and unpaid payroll, severance, bonus, holiday and/or vacation obligations to employees of any Seller existing at the Closing Date; and (v) any liability or obligation of any Seller for current or long-term indebtedness or payables or amounts owing to any of any Seller's officers, directors, shareholders or any of its or their affiliates or any other third party.

          SECTION 2.5 Purchase Price. In consideration of the Purchased Assets, Purchaser shall issue to Sellers 937,500 newly and validly issued, fully paid and nonassessable shares of Purchaser Common Stock (the aggregate value of such shares on the Closing Date, in addition to any amount payable pursuant to the last sentence of Section 5.5(c) hereof, the "Purchase Price").

          SECTION 2.6 Allocation of Purchase Price. Purchaser and Sellers agree that the fair market value of the Purchased Assets that constitute Class I, II and III Assets (as such terms are defined in Treasury Regulation Section 1.1060-1T(d) of the Code) shall be as set forth on Schedule 2.6, which shall be prepared by Purchaser and signed by Purchaser and Sellers on or before the Closing Date. Purchaser and Sellers further agree that (i) the Purchase Price shall be allocated among the Purchased Assets in the manner required by Treasury Regulation
Section 1.1060-1T based on the fair market values set forth on such Schedule; (ii) such allocation shall be prepared by Purchaser and submitted to Sellers for Sellers' approval (which approval shall not be unreasonably withheld or delayed) and, if approved, shall be binding on Purchaser and Sellers for all federal, state and local tax purposes;
(iii) Purchaser and Sellers shall file with their respective federal income tax returns consistent IRS Forms 8594: Asset Acquisition Statement Under Section 1060, including any required amendments or supplements thereto ("Form 8594"), which shall reflect such allocation; and (iv) Purchaser shall prepare such Forms 8594 and shall deliver a Seller's copy to each Seller so that each Seller may review and approve (which approval shall not be unreasonably withheld or delayed) and, if approved, file such Form or any amendments or supplements thereto with its federal income tax returns. Sellers also agree to assist Purchaser and provide Purchaser with any information necessary for the completion of such Forms 8594.

          SECTION 2.7 Closing. The closing (the "Closing") of the transactions provided for herein shall take place at the offices of Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036-7798, at 10:00 A.M. local time on such date as shall be agreed to by the parties hereto upon satisfaction of the conditions specified in Sections 7.1(b), 7.1(c), 7.1(i), 7.2(b), 7.2(c) and 7.2(h) hereof, which date shall occur within five (5) business days after such satisfaction, (the "Closing Date"), or on such later date and other time and place as may be mutually agreed upon by the parties hereto, to be effective as of 12:01 A.M. local time on the Closing Date.

          SECTION 2.8 Apportionment. All income and expenses pertaining to the Purchased Business, including without limitation all prepaid sums and fees, service charges, advertising and rental charges, prepaid rentals and advertising, utility charges, payments under the Assigned Contracts, and accrued and prepaid expenses, shall be prorated between Purchaser and Sellers as of the Closing Date so that Sellers shall receive all revenues and shall be responsible for all expenses and liabilities allocable to the period prior to the Closing Date and Purchaser shall receive all revenues and shall be responsible for all expenses and liabilities allocable to the period beginning on and continuing after the Closing Date, with Purchaser and Sellers to cooperate with one another in calculating all such prorated items, and to make a payment or payments one to the other, as appropriate, within sixty (60) days of the Closing Date for the net amount of such prorated items to reflect the foregoing, or on such other schedule of payments as may be mutually agreed by Purchaser and Sellers.


                         ARTICLE III

               REPRESENTATIONS AND WARRANTIES
                    OF PARENT AND SELLER

               As an inducement to Purchaser to enter into this Agreement, Parent and Sellers, jointly and severally, hereby represent and warrant to Purchaser as follows:

          SECTION 3.1 Authority of Seller. Each of Parent and each Seller has all necessary power and authority to enter into this Agreement and the Related Agreements to which it is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Related Agreements by Parent and Sellers, the performance by Parent and Sellers of their respective obligations hereunder and thereunder and the consummation by Parent and Sellers of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Parent and Sellers, respectively. This Agreement has been duly executed and delivered by Parent and Sellers, and assuming due authorization, execution and delivery by Purchaser of this Agreement, this Agreement constitutes a legal, valid and binding obligation of Parent and Sellers enforceable against each of them in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          SECTION 3.2  Organization and Qualification of Sellers.
Each Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. Each Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Business makes such licensing or qualification necessary and all such jurisdictions are set forth in Section 3.2 of the Disclosure Schedule. Each Seller is duly licensed or permitted as a "public utility" or similar regulated entity by state Governmental Authority in all states where such licensing or permitting is necessary and each such state and license or permit is set forth in Section 3.2 of the Disclosure Schedule. True and correct copies of the Certificate of Incorporation and By-laws of each Seller, each as in effect on the date hereof, have been delivered by Sellers to Purchaser.

          SECTION 3.3 Capital Stock of Seller. All of the shares of capital stock of EMI are owned of record and beneficially by Parent. None of the issued and outstanding shares of capital stock of EMI was issued in violation of any preemptive rights.

          SECTION 3.4 Subsidiaries. (a) Section 3.4(a) of the Disclosure Schedule sets forth a true and correct list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction of incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

               (b) Other than as set forth in Section 3.4(b) of the Disclosure Schedule, there are no other corporations, partnerships, joint ventures, associations or other entities in which EMI owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same. Other than as set forth in Section 3.4(b) of the Disclosure Schedule, EMI is not a member of (nor is any part of the Purchased Business conducted through) any partnership. Except as set forth in Section 3.4(b) of the Disclosure Schedule, EMI is not a participant in any joint venture or similar arrangement.

               (c) All the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid, nonassessable and, except with respect to wholly owned Subsidiaries, free of preemptive rights and are owned by EMI, whether directly or indirectly, free and clear of all Encumbrances.

               (d) Except as set forth in Section 3.4(d) of the Disclosure Schedule, there are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any Subsidiary or obligating Sellers or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary.

               (e) All corporate actions taken by each Subsidiary have been duly authorized and no Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its charter or by-laws (or similar organizational documents).

               (f) Except as set forth in Section 3.4(f) of the Disclosure Schedule, no Subsidiary is a member of (nor is any part of its business conducted through) any partnership nor is any Subsidiary a participant in any joint venture or similar arrangement.

               (g) Except as set forth in Section 3.4(g) of the Disclosure Schedule, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

               (h) On the Closing Date, (i) EMI Newco and Message Newco shall be newly-created, wholly-owned subsidiaries of EMI and Message, respectively; (ii) all the outstanding shares of capital stock of EMI Newco and Message Newco shall be validly issued, fully paid, nonassessable and free of preemptive rights; (iii) all the outstanding shares of capital stock of EMI Newco shall be owned directly by EMI, free and clear of all Encumbrances; (iv) all the outstanding shares of capital stock of Message Newco shall be owned directly by Message and indirectly by EMI, free and clear of all Encumbrances. Neither EMI Newco nor Message Newco shall have incurred any Liability (other than a Liability arising out of its ownership of the Personal Property), or conducted any business, on or prior to the Closing Date.

          SECTION 3.5 No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.6 have been obtained and all filings and notifications listed in Section
3.6 of the Disclosure Schedule have been made, the execution, delivery and performance of this Agreement and the Related Agreements by Parent and Sellers do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Parent or any Seller, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Parent or any Seller, or any of their respective assets, properties or businesses, including, without limitation, the Purchased Business or (c) except as set forth in Section 3.5(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Parent or any Seller pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Parent or any Seller is a party or by which any of such assets or properties is bound or affected.

          SECTION 3.6 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Related Agreements by, Parent and Sellers do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except (a) as described in Section 3.6 of the Disclosure Schedule and (b) the notification requirements of the HSR Act.

          SECTION 3.7 Financial Information, Books and Records and Operating Data. (a) True and complete copies of (i) the unaudited schedule of assets and liabilities of the Purchased Business as of July 31, 1995, and the related unaudited schedules of direct revenues and direct expenses of the Purchased Business for the fiscal years ended July 31, 1995, July 31, 1994 and July 31, 1993 (collectively, the "Financial Schedules"), and (ii) the unaudited schedule of assets and liabilities of the Purchased Business as of December 31, 1995, and the related unaudited schedules of direct revenues and direct expenses of the Purchased Business for the five months then ended (collectively, the "Interim Financial Schedules"), have been delivered by Sellers to Purchaser. The Financial Schedules and the Interim Financial Schedules
(i) were prepared in accordance with the books of account and other financial records of the Purchased Business, (ii) reflect the values of the Assets and Liabilities of the Purchased Business as of the date thereof, as included in the internal books and records of Sellers, (iii) accurately reflect in all material respects the direct revenues and the direct expenses of the Purchased Business for the periods covered thereby, and (iv) direct revenues, direct expenses and assets and liabilities are reflected on an accrual basis as required by generally accepted accounting principles ("GAAP") except that: (A) the Federal Transfer Surcharge, which is disclosed in the Financial Schedules, may not be recorded in the appropriate periods, (B) the Financial Schedules and Interim Financial Schedules may not include all of the allocated corporate expenses, (C) the amount of allocated corporate expenses may not be determined in accordance with GAAP or on a consistent basis, (D) the Financial Schedules and Interim Financial Schedules do not include the amounts or disclosures required by Statements No. 87, 106 and 109 of the Financial Accounting Standards Board.

               (b) The books of account and other financial records of the Purchased Business (i) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (ii) have been maintained in accordance with good business and accounting practices.

          SECTION 3.8  Title.  Except as otherwise identified on
Schedule 3.8 hereto, Sellers have, and pursuant to this Agreement will convey, sell, transfer, assign and deliver to Purchaser, good, valid, marketable, legal and beneficial title to all of the Purchased Assets, free and clear of all Encumbrances. There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any person or entity other than Purchaser to acquire any interest in all, or any part of, the Purchased Assets. All Sellers' leasehold or other executory interests in and to the Purchased Assets are fully and freely assignable, except as set forth in Schedule 3.8 hereto.

          SECTION 3.9 Solvency and Payment of Liabilities. No Seller is on the date hereof, or will it be on the Closing Date, either as a result of the transactions contemplated by this Agreement or otherwise, insolvent, as such term is defined in the Title 11 Bankruptcy of the United States Code or any state statute relating to insolvency; the sum of any Seller's debts is not greater than all of its property on the date hereof nor will it be on the Closing Date either as a result of the transactions contemplated hereby or otherwise; and each Seller is on the date hereof, and will be after the Closing Date, able to pay its debts as they mature.

          SECTION 3.10 Inventories. (a) Subject to amounts reserved therefor on the balance sheet included in the Interim Financial Schedules, the values at which all Inventories are carried on the balance sheet included in the Interim Financial Schedules reflect the historical inventory valuation policy of the Purchased Business of stating such Inventories at the lower of cost (determined on the last-in, first-out method) or market value. Except as set forth in Section
3.10 of the Disclosure Schedule, Sellers have good and marketable title to the Inventories free and clear of all Encumbrances. The Inventories do not consist of, in any material amount, items that are obsolete or damaged.

               (b) The Inventories are in good and merchantable condition in all material respects are suitable and usable for the purposes for which they are intended.

          SECTION 3.11 Sales and Purchase Order Backlog. (a) As of the date of the Interim Financial Schedules, open sales orders relating to the Purchased Business accepted by Sellers, as measured by the total revenues expected to be received over the term of such sales orders, and, as of the date immediately preceding the date hereof, open sales orders relating to the Purchased Business accepted by Sellers, as measured by the total revenues expected to be received over the term of such sales orders, totalled the amounts respectively set forth on
Section 3.11(a) of the Disclosure Schedule.

               (b)  As of the date of the Interim Financial
Schedules, open purchase orders relating to the Purchased Business issued by Sellers, and, as of the date immediately preceding the date hereof, open purchase orders relating to the Purchased Business issued by Sellers, totalled the amounts respectively set forth on Section 3.11(b) of the Disclosure Schedule.

          SECTION 3.12 Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since the date of the Interim Financial Schedules, except as disclosed in Section 3.12 of the Disclosure Schedule, the Purchased Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Section 3.12 of the Disclosure Schedule, since the date of the Interim Financial Schedules, no Seller has, in connection with the Purchased Business:

               (i) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Purchased Business to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing Date;

               (ii) except in the ordinary course of the Purchased Business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability other than current liabilities reflected on the balance sheet included in the Interim Financial Schedules and current liabilities incurred in the ordinary course of the Purchased Business consistent with past practice since the date of the Interim Financial Schedules;

               (iii) failed to pay any creditor any amount owed to such creditor when due;

               (iv) made any material changes in the customary methods of operations of the Purchased Business, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

               (v) merged with, entered into a consolidation with or acquired any interest in any Person or acquired any operating assets or business of any Person or any division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of the Purchased Business consistent with past practice;

               (vi) made, in connection with the Purchased Business, any capital expenditure or commitment for any capital expenditure in excess of $250,000 individually;

               (vii)  issued, in connection with the Purchased
          Business, any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of $250,000 individually;

               (viii) sold, transferred, leased, subleased, licensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of Inventories, and leases, subleases, licenses or sublicenses of tower space, in the ordinary course of the Purchased Business consistent with past practice;

               (ix) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or Affiliate of such Person) in connection with or relating to the Purchased Business;

               (x) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by any Seller to any of its employees in connection with or relating to the Purchased Business, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case except (i) as required by Law or any collective bargaining agreement or (ii) for increases, not in excess of 5% on average, or 10% for any individual increase, in wages or salaries in the ordinary course of business and in a manner consistent with the past practices of the Purchased Business;

               (xi) amended, terminated, cancelled or compromised any material claims of any Seller relating to the Purchased Business;

               (xii) made any change in any method of accounting or accounting practice or policy used by any Seller relating to the Purchased Business, other than such changes required by U.S. GAAP or disclosed in Section 3.14 of the Disclosure Schedule;

               (xiii) failed to maintain the Purchased Assets in accordance with good business practice and in good operating condition and repair, ordinary wear and tear excepted;

               (xiv) allowed any Permit or Environmental Permit that was issued or relates to the Purchased Business to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy issued or relating to the Purchased Business that is scheduled to terminate or expire within 45 calendar days of the Closing Date;

               (xv)  amended, modified or consented to the
          termination of any Material Contract or any Seller's rights thereunder;

               (xvi) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 50 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future, in connection with the Purchased Business;

               (xvii)  disclosed any secret or confidential
          Intellectual Property relating to the Purchased Business (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property relating to the Purchased Business (or any registration or grant thereof or any application relating thereto) to which, or under which, any Seller has any right, title, interest or license;

               (xviii) suffered any casualty loss or damage with respect to any of the Purchased Assets which in the aggregate have a replacement cost of more than $100,000, whether or not such loss or damage shall have been covered by insurance;

               (xix) suffered any Material Adverse Effect relating to the Purchased Business; or

               (xx) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.12 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.12, except as expressly contemplated by this Agreement.

          SECTION 3.13  Litigation.  Except as set forth in Section
3.13 of the Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and, if applicable, paid or granted) or for any Action fully covered by insurance, there are no Actions by or against any Seller, or affecting any of the Purchased Assets or the Purchased Business, pending (or, to any Seller's knowledge), threatened. None of the matters disclosed in
Section 3.13 of the Disclosure Schedule will have or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby. Except as set forth in
Section 3.13 of the Disclosure Schedule, none of any Seller, the Purchased Business, nor any of the Purchased Assets is subject to any Governmental Order (nor, to the best knowledge of Sellers after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect.

          SECTION 3.14  Certain Interests.  Except as disclosed in
Section 3.14 of the Disclosure Schedule, no officer or director of any Seller and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

                    (a) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which any Seller uses in the conduct of the Purchased Business or otherwise; or

                    (b)  has outstanding any Indebtedness to any
Seller relating to the Purchased Business.

          SECTION 3.15  Compliance with Laws.  Except as set forth in
Section 3.15 of the Disclosure Schedule, each Seller has conducted and continues to conduct the Purchased Business in accordance with all Laws and Governmental Orders applicable to such Seller, any of the Purchased Assets or the Purchased Business, and no Seller is in violation of any such Law or Governmental Order.

          SECTION 3.16 Licenses. (a) The Licenses were duly issued to Sellers and were properly and validly obtained by Sellers in compliance with the rules of the FCC or the other Governmental Authority issuing them. All of the Licenses are in full force and effect and they have not been sold, conveyed, pledged, assigned or transferred to any other party and no other party has any present or future right to acquire or use them.

               (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule, Sellers have complied with and are in compliance with all regulations and laws applicable to their operations under the Licenses. Sellers have filed all tariffs required to be filed in connection with the Purchased Business or the Purchased Assets with the FCC and all other Governmental Authorities, each of which is identified in Section 3.16 of the Disclosure Schedule, and have complied with the terms of each such tariff. There is no action, suit, investigation or other proceeding pending or threatened against any Seller which might affect the Licenses, or the assignment of the Licenses to Purchaser.
No event has occurred with respect to the Licenses which permits or, after notice or lapse of time, or both, would permit revocation or termination thereof, or would result in any impairment of the rights of the holder of the Licenses or the imposition of a forfeiture against any Seller or any subsequent holder of the Licenses with respect to the operation of the facilities authorized thereby.

               (c) Sellers have delivered to Purchaser, correct and complete copies of all of (a) Sellers' FCC Licenses and the applications related thereto together with any pending applications filed by any Seller for new or modified facilities related to the Purchased Business, and (b) the Other Licenses and any tariffs filed by any Seller relating to the Purchased Business, and any applications for additional or modified licenses, authorizations, certificates or permits related to the Purchased Business.

          SECTION 3.17 Environmental and Other Permits and Licenses; Related Matters. (a) Except as disclosed in Section 3.17(a)(i) of the Disclosure Schedule, Sellers currently hold all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "Permits"), including, without limitation, Environmental Permits, necessary for the current use, occupancy and operation of each Purchased Asset and the conduct of the Purchased Business, and all such Permits are in full force and effect. Except as disclosed in Section 3.17(a)(ii) of the Disclosure Schedule, no Seller has any knowledge of any existing practice, action or activity of Sellers and or of any existing condition of the Purchased Assets or the Purchased Business which will give rise to any civil or criminal Liability under, or violate or prevent compliance with, any health or occupational safety or other applicable Law. No Seller has received any notice from any Governmental Authority revoking, cancelling, rescinding, materially modifying or refusing to renew any Permit or providing written notice of violations under any Law. Except as disclosed in Section 3.17(a) (iii) of the Disclosure Schedule, Sellers are in all respects in compliance with the Permits and the requirements of the Permits. Section 3.17(a)(iv) of the Disclosure Schedule identifies all Permits that are nontransferable or which will require the consent of any Governmental Authority in the event of the consummation of the transactions contemplated by this Agreement.

               (b) Except as disclosed in Section 3.17(b) of the Disclosure Schedule, (i) Hazardous Materials have not been treated, stored in excess of 90 days on, or Released on any Real Property; (ii) in conducting the Purchased Business, Sellers have disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Laws and Environmental Permits; (iii) there are no past, pending or threatened Environmental Claims against any Seller, relating to the Purchased Business or the Purchased Assets, or any Real Property; (iv) no Real Property is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list of sites requiring investigation or cleanup; and (v) no Seller has transported or arranged for the transportation of any Hazardous Materials from the Purchased Assets to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state list or which is the subject of any Environmental Claim.

               (c) Except as disclosed in Section 3.17(c) of the Disclosure Schedule, there are no circumstances with respect to any Real Property or other Purchased Asset or the operation of the Purchased Business which, to Sellers' knowledge, could reasonably be anticipated
(i) to form the basis of an Environmental Claim against any Seller, relating to the Purchased Business or any Real Property or Purchased Asset or (ii) to cause such Real Property or Purchased Asset to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

               (d) Except as disclosed in Section 3.17(d) of the Disclosure Schedule, there are not now and never have been any USTs located on any Real Property to the best knowledge of Sellers.

          SECTION 3.18 Material Contracts. (a) Sellers have, or have caused to be, delivered to the Purchaser, correct and complete copies (or in the case of oral contracts, summaries thereof) of all of the following contracts and agreements (including, without limitation, oral and informal arrangements) of Sellers relating to the Purchased Business (such contracts and agreements, together with all material contracts, agreements, leases and subleases concerning the management or operation of any Real Property (including, without limitation, brokerage contracts) to which any Seller is a party and all material agreements relating to Intellectual Property, being "Material Contracts"):

               (i) each contract and agreement for the purchase of Inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to any Seller, or otherwise related to the Purchased Business under the terms of which any Seller: (A) is obligated to pay or otherwise give consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1996,
          (B) is obligated to pay or otherwise give consideration of more than $200,000 in the aggregate over the remaining term of such contract and (C) cannot be cancelled by such Seller without penalty or further payment and without more than 30 days' notice;

               (ii) each contract and agreement for the sale of Inventory or other personal property or for the furnishing of services by any Seller which: (A) will involve consideration of more than $100,000 in the aggregate during the calendar year ending December 31, 1996, or (B) will involve consideration of more than $200,000 in the aggregate over the remaining term of the contract;

               (iii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which any Seller is a party;

               (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which any Seller is a party and which are not cancelable without penalty or further payment and without more than 30 days' notice;

               (v) all contracts and agreements relating to Indebtedness of any Seller;

               (vi) all contracts, agreements, permits and tariffs with any Governmental Authority filed by any Seller or to which any Seller is a party;

               (vii) all contracts and agreements that limit or purport to limit the ability of any Seller to compete in any line of business or with any Person or in any geographic area or during any period of time;

               (viii) all contracts and agreements between or among any Seller or Sellers and any Affiliate or Affiliates of any Seller;

               (ix) all other contracts and agreements whether or not made in the ordinary course of business, which are material to any Seller or the conduct of the Purchased Business, or the absence of which would have a Material Adverse Effect.

               For purposes of this Section 3.18 and Sections 3.20, 3.21, and 3.22 the term "lease" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

               (b) Except as disclosed in Section 3.18(b) of the Disclosure Schedule, each Material Contract: (i) is valid and binding on the respective parties thereto and is in full force and effect and
(ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Section
3.6 of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. No Seller is in breach of, or in default under, any Material Contract.

               (c) Except as disclosed in Section 3.18(c) of the Disclosure Schedule, no other party to any Material Contract is in breach thereof or in default thereunder.

               (d) Except as disclosed in Section 3.18(d) of the Disclosure Schedule, there is no contract, agreement or other arrangement granting any Person any preferential right to purchase, other than in the ordinary course of the Purchased Business consistent with past practice, any of the properties or assets of any Seller.

          SECTION 3.19  Intellectual Property.  (a)  Section
3.19(a)(i) of the Disclosure Schedule sets forth a true and complete list and a brief description, including complete identification of each patent and patent application and each registration or application for registration thereof, of all Owned Intellectual Property and Section 3.19(a)(ii) of the Disclosure Schedule sets forth a true and complete list and a brief description, including a description of any license or sublicense of all Licensed Intellectual Property. Except as otherwise described in Section 3.19(a)(i) of the Disclosure Schedule, in each case where a registration or patent or application for registration or patent is held by any Seller by assignment, the assignment has been duly recorded with the State or national Trademark Office from which the original registration issued or before which the application for registration is pending. Except as disclosed in Section 3.19(a)(ii) of the Disclosure Schedule, the rights of Sellers in or to the Owned Intellectual Property and the Licensed Intellectual Property do not conflict with or infringe on the rights of any other Person, and no Seller has received any claim or written notice from any Person to such effect.

               (b) Except as disclosed in Section 3.19(b) of the Disclosure Schedule: (i) all the Owned Intellectual Property is owned by Sellers free and clear of any Encumbrance and (ii) no Actions have been made or asserted or are pending (nor, to the best knowledge of Sellers after due inquiry, has any such Action been threatened) against any Seller either (A) based upon or challenging or seeking to deny or restrict the use by such Seller of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by such Seller are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. Except as disclosed in Section 3.19(b) of the Disclosure Schedule, no Seller has granted any license or other right to any other Person with respect to the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

               (c) Sellers have, or have caused to be, delivered to the Purchaser correct and complete copies of all the licenses and sublicenses for Licensed Intellectual Property listed in Section
3.19(a)(ii) of the Disclosure Schedule (including, but not limited to, all amendments). With respect to each of such licenses and sublicenses:

               (i) such license or sublicense is valid and binding and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

               (ii) except as otherwise set forth in Section 3.19(c)(ii) of the Disclosure Schedule, such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

               (iii) except as otherwise disclosed in Section 3.19(c)(iii) of the Disclosure Schedule, with respect to each such license or sublicense: (A) no Seller has received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default thereunder of the Seller that is a party to such license or sublicense,
          (B) no Seller has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) no Seller has granted to any other Person any rights, adverse or otherwise, under such license or sublicense;

               (iv) neither the Seller that is a party to such license or sublicense nor any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of Sellers after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense which would have a Material Adverse Effect;

               (v) no Actions have been made or asserted or are pending (nor, to the best knowledge of Sellers after due inquiry, has any such Action been threatened) against any Seller either (A) based upon or challenging or seeking to deny or restrict the use by any Seller of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any Person; and

               (vi) to the best knowledge of Sellers, no Person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of Sellers therein.

          SECTION 3.20  Real Property.  (a) Except as described in
Section 3.20(a) or 3.18(a) of the Disclosure Schedule, there is no material violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Real Property. Each Seller is in peaceful and undisturbed possession of each parcel of Real Property owned or leased by it and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises in the manner in which they are currently being used. There are no material defects or material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property. Except as set forth in
Section 3.21(a) of the Disclosure Schedule, no Seller is leasing or subleasing any parcel or any portion of any parcel of Real Property to any other Person, nor has any Seller assigned its interest under any lease or sublease for any Leased Real Property to any third party.

               (b) Sellers have or have caused to be, delivered to the Purchaser true and complete copies of all leases and subleases for any Leased Real Property and all amendments thereto. With respect to each of such leases and subleases:

               (i) except as otherwise set forth in Section
          3.20(b)(i) of the Disclosure Schedule, such lease or sublease is legal, valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective landlord and tenant with respect to such property;

               (ii)  except as otherwise set forth in Section
          3.20(b)(ii) of the Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease;

               (iii)  except as otherwise disclosed in Section
          3.20(b) (iii) of the Disclosure Schedule, with respect to each such lease or sublease: (A) no Seller has received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default thereunder by the Seller that is a party thereto, (B) no Seller has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) no Seller has granted to any other Person any rights, adverse or otherwise, under such lease or sublease; and

               (iv) except as otherwise set forth in Section 3.20(b)(iv) of the Disclosure Schedule, no Seller, nor to Sellers' knowledge, any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of Sellers after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

               (c) There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the best knowledge of Sellers, threatened against the Real Property.

               (d) Except as otherwise set forth in Section 3.20(d) of the Disclosure Statement, all the Real Property is occupied under a valid and current certificate of occupancy or similar permit and, to the best knowledge of Sellers, there are no facts that would prevent the Real Property from being occupied by Purchaser after the Closing Date in the same manner as occupied by Sellers immediately prior to the Closing Date.

               (e) Except as otherwise set forth in Section 3.20(e) of the Disclosure Schedule, no improvements erected by any Seller on the Real Property and none of the current uses and conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements erected by any Seller on the Real Property, other than those which are transferable with the Real Property, are required by any Governmental Authority having jurisdiction over the Real Property.

               (f) All improvements erected by any Seller on any Real Property are wholly within the lot limits of such Real Property and do not encroach on any adjoining premises, and there are no encroachments on any Owned Real Property by any improvements located on an adjoining premises.

               (g) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

               (h) Each Seller has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Leased Real Property to which it is a party on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each Leased Real Property for the full term of such renewal options.

          SECTION 3.21 Tangible Personal Property. (a) Sellers have, or have caused to be, delivered to the Purchaser true and complete copies of all leases and subleases for Tangible Personal Property having a value in excess of $50,000 and all amendments thereto. With respect to each of such leases and subleases:

               (i) except as set forth in Section 3.21(a)(i) of the Disclosure Schedule, such lease or sublease is legal, valid, binding, enforceable and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

               (ii) except as set forth in Section 3.21(a)(ii) of the Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease;

               (iii) except as otherwise disclosed in Section 3.21(a)(iii) of the Disclosure Schedule, with respect to each such lease or sublease: (A) no Seller has received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default thereunder by the Seller that is a party thereto, (B) no Seller has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) no Seller has granted to any other Person any rights, adverse or otherwise, under such lease or sublease; and

               (iv) except as set forth in Section 3.21(a)(iv) of the Disclosure Schedule, no Seller, nor (to the best knowledge of Sellers after due inquiry) any other party to such lease or sublease, is in breach or default in any material respect, and, to the knowledge of Sellers, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

               (b) Each Seller has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Tangible Personal Property to which it is a party on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Tangible Personal Property for the full term of such renewal options.

          SECTION 3.22  Purchased Assets.  (a)  Except as disclosed in
Section 3.22 of the Disclosure Schedule, Sellers own, lease or have the legal right to use all the Purchased Assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Real Property and the Tangible Personal Property, and, with respect to contract rights, are parties to and enjoy the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by Sellers or in or relating to the conduct of the Purchased Business. Sellers have good title to, or, in the case of leased or subleased Purchased Assets, and subsisting leasehold interests in, all the Purchased Assets, free and clear of all Encumbrances, except (i) as disclosed in the Disclosure Schedule and
(ii) for Permitted Encumbrances.

               (b)  The Purchased Assets constitute all the
properties, assets and rights forming a part of, used or held in, and all such properties, assets and rights as are necessary for use in the conduct of, the Purchased Business. At all times since the date of the Interim Financial Schedules, Sellers have caused the Purchased Assets to be maintained in accordance with good business practice, and all the Purchased Assets material to the Purchased Business are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are used and intended.

          SECTION 3.23 Customers. Section 3.23 of the Disclosure Schedule sets forth a list of each customer of Sellers relating to the Purchased Business, the revenues from whom averaged over $5,000 per month during the six-month period ended December 31, 1995. Except as disclosed in Section 3.23 of the Disclosure Schedule, no Seller received any notice, nor is any Seller aware, that any customer of any Seller relating to the Purchased Business, for whom sales during the past six months averaged over $5,000 per month, has ceased, or will cease, to use the products, equipment, goods or services of any Seller related to the Purchased Business, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

          SECTION 3.24 Suppliers. Section 3.24 of the Disclosure Schedule sets forth a list of the ten largest suppliers of Sellers relating to the Purchased Business in terms of purchases during such period. Except as disclosed in Section 3.24 of the Disclosure Schedule, no Seller has received any notice, nor is any Seller aware, that any supplier will not sell raw materials, supplies, merchandise and other goods to any Seller relating to the Purchased Business at any time after the Closing Date on terms and conditions substantially similar to those used in its current sales to any Seller relating to the Purchased Business, subject only to general and customary price increases.

          SECTION 3.25  Employee Benefit Matters.  (a)  Plans and
Documents.   (i) Section 3.25(a) of the Disclosure Schedule contains a
true and complete list of all bonus, deferred compensation, pension, profit-sharing, retirement, insurance, stock purchase, stock option, welfare, severance, hospitalization, insurance or other employee benefit plan (as defined in section 3(3) of ERISA), whether formal or informal, as to which any Seller or any

ERISA Affiliate maintains, contributes to or has any obligation to contribute to on behalf of persons employed by any Seller (collectively, the "Seller Plans").

                    (ii)   For each of the Seller Plans, Sellers
          have delivered or made available to Purchaser true and complete copies of the summary plan descriptions.

                    (iii) Except as disclosed on Section 3.25(a) of the Disclosure Schedule, no reportable event (as defined in section 4043(e) of ERISA), prohibited transaction (as defined in section 406 of ERISA or section 4975 of the
          Code), accumulated funding deficiency (as defined in section 302 of ERISA) or plan termination (as defined in Title IV of ERISA or section 411(d) of the Code) has occurred with respect to any of the Seller Plans or with respect to any employee benefit plan (as defined in section 3(3) of ERISA) of an ERISA Affiliate (the Seller Plans and the employee benefit plans of ERISA Affiliates are collectively referred to as the "Group Plans"). Since 1991, no proceeding has been or is expected to be initiated to terminate any Group Plan subject to Title IV of ERISA.

                    (iv)  None of the Seller Plans is a
          multiemployer plan (as defined in section 3(37) of ERISA) and, to the best of Sellers' knowledge, Sellers do not have any actual or potential liability with respect to any multiemployer plan of an ERISA Affiliate or a past or present withdrawal therefrom.

                    (v)   Each Seller Plan which constitutes a
          welfare benefit plan within the meaning of section 3(1) of ERISA has complied and continues to comply with the health care continuation coverage requirements of section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

                    (vi)  No action, suit or proceeding, hearing,
          or investigation with respect to the administration or investment of the assets of any Group Plan is pending or threatened. None of the shareholders, directors or officers of any Seller has any knowledge of any basis for any such action, suit, proceeding, hearing or investigation or of any outstanding or threatened liens against any Seller which arose or will arise from the administration or investment of assets of any Group Plan.

               (b) Americans With Disability Act. Except as set forth in Section 3.25(b) of the Disclosure Schedule, no Seller has received any notice of violation of requirements of the Americans With Disabilities Act.

               (c) WARN Act. Each Seller is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and have no liabilities pursuant to WARN.

          SECTION 3.26  Labor Matters.  Except as set forth in Section
3.26 of the Disclosure Schedule, (a) no Seller is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by such Seller in connection with the Purchased Business and, to the best knowledge of Sellers, currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Purchased Business; (b) there are no strikes, slowdowns or work stoppages pending or, to the best knowledge of Sellers, threatened between Sellers and any of their respective employees related to the Purchased Business, and no Seller has experienced any such strike, slowdown or work stoppage within the past three years in connection with the Purchased Business; (c) there are no unfair labor practice complaints pending against any Seller relating to the Purchased Business before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of any Seller related to the Purchased Business which could have a Material Adverse Effect; (d) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by any Seller in connection with the Purchased Business; (e) no Seller is a party to, or otherwise bound by any consent decree with, or citation by any Governmental Authority relating to employees or employment practices in connection with the Purchased Business; (f) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to any Seller in connection with the Purchased Business; and (g) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in any Seller has employed or currently employs any Person in connection with the Purchased Business.

          SECTION 3.27 Key Employees. Section 3.27 of the Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1994 and 1995, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of Sellers employed in connection with the Purchased Business and whose annual compensation exceeded (or, in 1996, is expected to exceed) $75,000.

          SECTION 3.28  Taxes.  (a)  Except as otherwise set forth on
Schedule 3.28(a), there is no tax deficiency outstanding, proposed or assessed against any Seller.

                    (b)  There are no Taxes that are or could
constitute an Encumbrance on the Purchased Assets or the Purchased Business or that could have a Material Adverse Effect on the Purchased Assets, the Purchased Business or Purchaser (a "Tax Lien").

          SECTION 3.29  Insurance.  (a)  All material assets,
properties and risks of the Purchased Business are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability insurance, property insurance and workers compensation insurance) issued in favor of the relevant Seller in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Purchased Business.

               (b) With respect to each insurance policy held by Sellers in connection with the Purchased Business: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) no Seller that is a party to a policy is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under such policy; (iii) no party to the policy has repudiated, or given notice of a intent to repudiate, any provision thereof; and (iv) to the best knowledge of Sellers after due inquiry, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

               (c) Section 3.29(c) of the Disclosure Schedule sets forth all risks relating to the Purchased Business against which any Seller is self-insured or which are covered under any risk retention program in which any Seller participates, together with details for the last five years of such Seller's loss experience with respect to such risks.

               (d) Since January 1, 1995, no insurance carrier has cancelled, failed to renew or materially reduced any insurance coverage for any Seller in connection with the Purchased Business or given any notice or other indication of its intention to cancel, not renew or reduce any such coverage.

               (e) At the Closing Date, all insurance policies relating to the Purchased Business currently in effect will be outstanding and duly in force.

               (f) No insurance policy held by or on behalf of any Seller in connection with the Purchased Business will cease to be legal, valid, binding, enforceable in accordance with its terms and in full force and effect on terms identical to those in effect as of the date hereof as a result of the consummation of the transactions contemplated by this Agreement; provided, however, that each Seller may be eliminated as a named insured under each such policy as a result of the transfer of the Purchased Business to Purchaser.

          SECTION 3.30  Certain Consents.  Except as set forth in
Section 3.30 of the Disclosure Schedule, Sellers have all consents, rights-of-way and franchises necessary to conduct the Purchased
Business.

          SECTION 3.31 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any Seller.

                         ARTICLE IV

               REPRESENTATIONS AND WARRANTIES
                        OF PURCHASER

               As an inducement to Parent and Sellers to enter into this Agreement, Purchaser hereby represents and warrants to Parent and Sellers as follows:

          SECTION 4.1 Organization and Authority of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Parent and Seller) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          SECTION 4.2 No Conflict. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.5, except as may result from any facts or circumstances relating solely to Seller, the execution, delivery and performance of this Agreement by of Purchaser does not and will not (a) violate, conflict with or result in the breach of any provision of Purchaser's Certificate of Incorporation or By-laws, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser, or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.


          SECTION 4.3  Capital Stock of Purchaser.  (a)  The
authorized capital stock of Purchaser consists of 20,000,000 shares of common stock and 500,000 shares of preferred stock, $1.00 par value. As of February 14, 1996, 10,382,918 shares of Purchaser Common Stock and no shares of preferred stock, $1.00 par value, were issued and outstanding, all of which outstanding shares are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Purchaser Common Stock was issued in violation of any preemptive rights. Except for options and warrants to purchase an aggregate of 1,168,544 shares of Purchaser Common Stock and a restricted stock grant covering 200,000 shares of Purchaser Common Stock, Purchaser does not have, as of February 14, 1996, outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock and is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

               (b) The shares of Purchaser Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable.

          SECTION 4.4  SEC Reports.  Purchaser has delivered to
Sellers copies of its Annual Reports on Form 10-K for the years ended December 31, 1992, 1993 and 1994, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, any and all Current Reports on Form 8-K filed during 1995, Purchaser's most recent proxy statement and Amendment No. 1 to Purchaser's Registration Statement on Form S-3, in each case as filed with the Securities and Exchange Commission. Such reports, proxy statement and registration statement, comply with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations thereunder, and do not, as of their respective dates, contain a misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          SECTION 4.5 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except for (a) consent and approval of the FCC with respect to the assignment of the FCC Licenses to Purchaser and consent and approval of various state public utility commissions with respect to the assignment of the Other Licenses to Purchaser and (b) the notification requirements of the HSR Act.

          SECTION 4.6 Litigation. Except as disclosed in a writing given to Seller by Purchaser on the date of this Agreement, no claim, action, proceeding or investigation is pending or, to the knowledge of Purchaser, threatened, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect Purchaser's ability to consummate, the transactions contemplated by this Agreement.

          SECTION 4.7 Brokers. Except for Bear, Stearns & Co., Inc., the fees and expenses of which shall be paid by Purchaser, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.


                          ARTICLE V

                 COVENANTS PRIOR TO CLOSING

          SECTION 5.1 Regulatory and Other Authorizations; Notices and Consents. (a) Each party hereto shall use all reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party shall within 60 days of the date hereof make any appropriate filings pursuant to the HSR Act with respect the transactions contemplated by this Agreement and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act so as not to delay the Closing.

                    (b)  The consent and approval of the FCC is
required for the assignment of the FCC Licenses to Purchaser. Any other Governmental Authority whose consent or approval is required in connection with the transfer or assignment of the Other Licenses is listed in Schedule 5.1(b) hereto. Such consents or approvals are referred to herein collectively as the "License Approvals." Within ten
(10) business days after Purchaser's approval of the

Disclosure Schedule and both parties' agreement upon the form of the Exhibits to this Agreement pursuant to Section 5.14 hereof, the parties shall file with the FCC an application for its consent to the assignment of the FCC Licenses from Sellers to Purchaser. Any other application or request for consent required from an entity listed on Schedule 5.1(b) hereto shall be filed as promptly as possible, but in no event more than twenty (20) days after Purchaser's approval of the Disclosure Schedule and both parties' agreement upon the form approval of the Exhibits to this Agreement pursuant to Section 5.14 hereof. Sellers and Purchaser shall cooperate in the preparation and the prosecution of all such applications and shall use all reasonable efforts to obtain the required License Approvals. Sellers and Purchaser further agree to execute any other applications, petitions or documents required by the FCC or any other Governmental Authority listed on Schedule 5.1(b) to carry out this transaction. Sellers and Purchaser shall each pay fifty percent (50%) of the filing and assignment fees payable in connection with the License Approvals and the assignment of the Licenses.

               (c) Sellers and Purchaser shall use all reasonable efforts to give such notices to third parties and use all reasonable efforts to obtain such third party consents as may be necessary in connection with the transactions contemplated by this Agreement; provided, however, that Purchaser shall not have any obligation to consent to any change in the terms of any agreement or arrangement which Purchaser may reasonably deem adverse to the interests of Purchaser, Sellers or the Purchased Business.

          SECTION 5.2 Notice of Developments. Prior to the Closing Date, Parent or Sellers on the one hand, and Purchaser on the other, shall promptly notify the other party in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of such notifying party in this Agreement or which could have the effect of making any representation or warranty of such notifying party in this Agreement materially untrue or incorrect in any respect.

          SECTION 5.3 Boards of Directors. Between the date of this Agreement and the earlier of the (i) termination of this Agreement in accordance with the provisions of Section 9.1 thereof or (ii) Closing Date, Parent shall cause (a) copies of all reports and other documents given to the members of the Boards of Directors (or any committees thereof) of Sellers relating to the

Purchased Business to be delivered to Purchaser at the same time and (b) copies of the minutes of all meetings of, and actions taken without a meeting by, the Boards of Directors (or any committees thereof) of Sellers relating to the Purchased Business to be delivered to Purchaser promptly after the preparation thereof.

          SECTION 5.4 Access to Information. To the extent Purchaser reasonably deems necessary for purposes of this Agreement and the transactions contemplated hereby, Sellers shall permit Purchaser, its counsel, accountants and other representatives to have full access, upon reasonable notice and during regular business hours, throughout the period prior to Closing, to the Purchased Assets and the Purchased Business, specifically including, without limitation, the books and records, equipment, properties and facilities of Sellers, and will cause to be furnished to Purchaser and its representatives during such period all information concerning the foregoing as Purchaser or its representatives may reasonably request.

          SECTION 5.5  Conduct of Business and Capital Improvements.
(a) In order to ensure an efficient, integrated system following the Closing, between the date of this Agreement and the Closing Date, (i) Sellers shall keep Purchaser apprised of all material developments regarding the operation of, and capital improvements to, the Purchased Business, (ii) except for replacement of equipment, Sellers will purchase and install only equipment that is approved by Purchaser as compatible with that used by Purchaser, (iii) Sellers shall not install any additional Switches relating to the Purchased Business without Purchaser's prior written approval as to location and (iv) Sellers in the continued conduct of the Purchased Business in the ordinary course will continue to fund Sellers' budgeted capital expenditures as reasonably required or desirable for the purposes of network maintenance and improvement and servicing of previously projected new business, but shall not be required to expend funds in excess of such budgeted amounts for such purposes. In addition, at the request of Purchaser, Sellers will purchase and install up to ten Switches in locations requested by Purchaser and will make other capital improvements (in addition to those referred to in the preceding sentence) to service additional new business or for other purposes at the request of Purchaser or as proposed by Sellers with the approval of the Purchaser (collectively, "Purchaser Directed Improvements"). For purposes of this Section 5.5 the determination of whether an expenditure is capital in nature shall be made in accordance with the section entitled "Capital" appearing in the "Statement of Operations and Cash Flows Projected for 1996-

1999" submitted by Dennis Dundon of EMI to Ronald Tolliver of Purchaser under cover letter dated October 26, 1995.

                    (b) All Purchaser Directed Improvements will be financed by loans made by Purchaser to Sellers bearing interest at a rate equal to 10% per year (the "Capital Loans"). Interest on the Capital Loans will be payable monthly in arrears with a final payment of accrued but unpaid interest being made on the Closing Date or, if the Closing Date does not occur, on the final payment of principal of the Capital Loans. If the Closing occurs, the principal of the Capital Loans will constitute an Assumed Liability. If the Closing does not occur, the Capital Loans shall be due and payable in full on the termination date of this Agreement, except that with respect to any Purchaser Directed Improvements that were installed at the request of Purchaser notwithstanding the written objection by Sellers, Sellers shall have the option of conveying to Purchaser title to such Purchaser Directed Improvements in cancellation of the amount of principal of the Capital Loans attributable to the purchase and installation of such Purchaser Directed Improvements.

                    (c) On the Closing Date, provided that Sellers have completed the network extension contemplated by the letter agreement dated December 14, 1995 between Eastern Message, Inc. and the State of New York in accordance with such letter agreement, Purchaser shall pay Sellers an amount, as additional purchase price, equal to $594,000.

          SECTION 5.6 Regulatory Compliance. Purchaser, with the assistance and cooperation of Sellers, shall have the right to undertake a review of Sellers' licensed facilities or a sampling of them selected by Purchaser, to verify that each such facility has been constructed and is operating in compliance with the Licenses related thereto and the rules and policies of the Governmental Authorities issuing the Licenses. This review shall include, but not limited to, requirements as to location (by coordinates), power, antenna height, radiation azimuth (if applicable), frequency, FAA approval and compliance with any specific licensed conditions. Purchaser shall promptly disclose to Sellers each incident of non-compliance discovered during this review and Sellers shall promptly initiate action either to modify the facility to bring it into compliance or obtain the approval of the FCC (and from any other Governmental Authority if needed) to a change in the facility's license to conform to its current operations. Sellers shall notify Purchaser promptly of any remedial action taken and provide copies of any filings with the FCC or with other Governmental Authorities and any modified licenses issued as a result of such filings.

          SECTION 5.7 Environmental Study. (a) Sellers agree that Purchaser may perform or have performed on behalf of Purchaser an environmental audit survey of the Real Property (the "Environmental Study") and Purchaser shall provide Sellers with a copy of such Environmental Study.

               (b) Purchaser shall be responsible for all costs, charges and expenses of any nature whatsoever associated with the Environmental Study.

          SECTION 5.8 Creation of Historical Financial Statements. Sellers shall cooperate with, and will cause Sellers' Accountants to cooperate with, Purchaser and Purchaser's Accountants for purposes of enabling Purchaser's Accountants to prepare, and report upon, in accordance with U.S. GAAP, historical balance sheets and related statements of income and cash flows for the Purchased Business for the fiscal year ended as of July 31, 1995, and for such other periods as may be required by the Securities and Exchange Commission, and prepare unaudited financial statements as of January 31, 1996 and for the six month periods ended January 31, 1996 and January 31, 1995. ("Interim GAAP Financial Statements") and such other Interim GAAP Financial Statements as may be required (collectively, the "Historical GAAP Financial Statements") that will comply with the requirements of Regulation S-X under the Securities Act of 1933 and with the requirements of all regulations, announcements and explanatory materials issued by the Securities and Exchange Commission with respect thereto, including, without limitation, Staff Accountancy Bulletins. Purchaser shall be responsible for all the fees and expenses of Purchaser's Accountants in connection with the preparation by Purchaser's Accountants of the Historical GAAP Financial Statements. Sellers shall deliver to Purchaser's Accountants such management representation letters, and shall cause its law firm to deliver such counsel's letters, as Purchaser's Accountants shall reasonably request.

          SECTION 5.9 Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done, all things reasonably necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

          SECTION 5.10 Preservation of Business. Sellers agree to use all reasonable efforts to preserve the Purchased Business pursuant to this Section 5.10.

               (a) Covenants Regarding Operations. From the date of this Agreement until the Closing Date, Sellers shall maintain and preserve the Purchased Business and shall operate the Purchased Business in a reasonable and prudent manner, only in the ordinary and usual course of business consistent with past practice, and shall:

               (i) preserve intact the present charters and By-laws of Sellers and the business organization of Sellers, as they relate to the Purchased Business;

               (ii)      use reasonable efforts to preserve the
          goodwill and advantageous relationships of Sellers with customers, suppliers, independent contractors, employees and other persons material to the operation of the Purchased Business, or the Purchased Assets;

               (iii) use reasonable efforts to not permit any action or omission which would cause any of the representations or warranties of any Seller contained herein to become inaccurate or any of the covenants of any Seller to be breached;

               (iv) maintain the books and records relating to the Purchased Business in the usual and ordinary manner and in a manner that fairly and correctly reflects the income, expenses, assets and liabilities of the Purchased Business on a basis consistent with prior years; and

               (v) record and effect sales in the usual and ordinary manner consistent with past practice and not accelerate or otherwise record or effect sales in a manner designed to increase, out of the usual and ordinary manner, accounts receivable of any Seller relating to the Purchased Business at the Closing Date.

               (b)  Negative Covenants Regarding Operations.
Without limiting the generality of the obligation to use all reasonable efforts to preserve the Purchased Business, prior to the Closing, no Seller will, in connection with the Purchased Business, without the prior written consent of Purchaser:

               (i)       incur any obligation or enter into any
          contract which either requires a payment by any Seller in excess of, or a series of payments which in the aggregate exceed, One Hundred Thousand Dollars ($100,000) or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of One Hundred Thousand Dollars ($100,000);

               (ii)      take any action, or enter into or
          authorize any contract or transaction in connection with the Purchased Business other than in the ordinary course of business and consistent with past practice;

               (iii) sell, transfer, convey, assign or otherwise dispose of any assets comprising the Purchased Business other than in the ordinary course of business and other than the conveyance of Personal Property to EMI Newco and Message Newco in accordance with Section 5.13 hereof;

               (iv)      waive, release or cancel any claims
          against third parties or debts owing to it, relating to the Purchased Business, or any rights relating to the Purchased Business that have any value;

               (v)       make any changes in its accounting
          systems, policies, principles or practices relating to the Purchased Business;

               (vi)      authorize for issuance, issue, sell,
          deliver or agree or commit to issue, sell or deliver
          (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

               (vii) make any borrowings, incur any debt (other than trade payables in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable
          (whether directly, contingently or otherwise) for the obligations of any other person, except for endorsements of negotiable instruments in the ordinary course and for transactions between Parent and any Seller or between any Sellers;

               (viii)    make any loans, advances or capital
          contributions to, or investments in, any other person except for the conveyance of Personal Property to EMI Newco and Message Newco in accordance with Section 15.3 hereof and for transactions between Parent and any Seller;

               (ix) except for any severance arrangements in connection with this transaction, enter into, adopt, amend or terminate any bonus, profit-sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee, or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

               (x)       except for capital expenditures
          contemplated by (xi) below, acquire, lease or encumber any assets outside the ordinary course of business or any assets which are material to any Seller;

               (xi) authorize or make any capital expenditures which individually are in excess of Twenty-Five Thousand Dollars ($25,000);

               (xii) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any Material
          Contract, or breach the terms of any Material Contract, or pay any amount not required by law or by any contract; or

               (xiii) take any other action that would have a material adverse effect on the Purchased Business, the Purchased Assets, or any Seller or any of their assets, including, without limitation, the value or condition thereof.

               Nothing contained in this Section 5.10 shall be deemed to restrict or limit in any way Sellers' or Parent's conduct of the business of the Retained Division.

          SECTION 5.11 Maintenance of Insurance. Sellers shall continue to carry all existing insurance applicable to the Purchased Business and the Purchased Assets, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist prior to the Closing Date.

          SECTION 5.12 Failure to Obtain Consents and Approvals. In the event that any consent required with respect to any contract or agreement to be assigned to

Purchaser cannot be obtained prior to the Closing Date, the Seller that is a party thereto will subcontract, or otherwise enter into such agreements as may be appropriate, so that all of its obligations to perform under such contract will be the responsibility of Purchaser.
The cost of performing each such subcontract shall be borne by Purchaser and the Seller that is a party thereto will deliver to Purchaser all revenues earned under each such contract. Upon the receipt of the necessary third party consent, the Seller that is a party thereto shall assign the relevant contract to Purchaser. No additional consideration shall be paid for such assignment.

          SECTION 5.13  Creation of the New Companies and
Conveyance of Personal Property. On or before the Closing Date, (a) EMI shall contribute to EMI Newco all of EMI's right, title and interest in Personal Property owned or leased by EMI in exchange for all of the outstanding capital stock of EMI Newco and (b) Message shall contribute to Message Newco all of Message's right, title and interest in Personal Property owned or leased by Message in exchange for all of the outstanding capital stock of Message Newco.

          SECTION 5.14 Delivery of Schedules and Exhibits. (a) Within ten (10) days after the date hereof, Sellers shall deliver to Purchaser, in accordance with Section 12.2 hereof, all schedules referred to in this Agreement. Within seven (7) days after receipt of such schedules, Purchaser shall inform Sellers if such schedules are acceptable to Purchaser.

               (b) Within ten (10) days after the date hereof, Sellers and Purchaser shall agree upon the form of all Exhibits referred to in this Agreement.

          SECTION 5.15 Syracuse Office. Within ninety (90) days after the date hereof, Sellers and Purchaser shall enter into a separate agreement providing for (a) a sublease of office space located at 5015 Campuswood Drive, Dewitt, New York (the "Syracuse Office") to the Retained Division for the premises occupied by the Retained Division on the date hereof, for a term equal to the length of EMI's term less one day and at a per square foot rent (including all escalations and other additional rent) equal to the per square foot rent payable by EMI, (b) cost sharing arrangements for common costs (including costs of the telephone system) incurred in connection with the Syracuse Office, (c) elimination of Parent's right to terminate its sublease, or to increase or decrease the size of its subleased premises, upon 30 days notice, (d) the terms of the sublease to Parent to be equal to the length of EMI's term less one day, (e) the per square foot rent payable under the sublease to Parent to be equal to EMI's per square foot rent at such location (including all escalations and other additional rent), and (e) such other matters related to the Syracuse Office as the parties shall reasonably deem necessary.



                         ARTICLE VI

               COVENANTS SUBSEQUENT TO CLOSING


          SECTION 6.1 Further Assurances. Purchaser and Sellers jointly and severally agree, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as Purchaser may reasonably request in order to put Purchaser in possession of, and to vest in Purchaser, good and valid title to the Purchased Assets free and clear of any Encumbrances in accordance with this Agreement and to consummate the transactions contemplated by this Agreement.

          SECTION 6.2  Change of Name.  From and after the Closing
Date, and other than in connection with the preparation and filing of tax returns and amendments, Sellers shall discontinue all further use, directly or indirectly, of the names "EMI Communications Corp.", "Eastern Message, Inc.", "Eastern Message of New Jersey, Inc.", "Eastern Message of Pennsylvania, Inc.", "Eastern Message of Massachusetts, Inc.", "Eastern Message of Maryland, Inc." and the names of EMI Newco and Message Newco, or any variation of any such name, and of any trademark, trade name, service mark or name, or logo used by Sellers or any word or logo that is similar in sound or appearance. Immediately following the Closing, Sellers will take all actions necessary to change their names to names unrelated and not confusing with "EMI Communications Corp.", "Eastern Message, Inc.", "Eastern Message of New Jersey, Inc.", "Eastern Message of Pennsylvania, Inc.", "Eastern Message of Massachusetts, Inc.", "Eastern Message of Maryland, Inc." and the names of EMI Newco and Message Newco, and shall provide thereafter to Purchaser copies of duly executed documents effecting the change in such names.

          SECTION 6.3 Closing Accounts Receivable and Accounts Payable. (a) For a period of one year from and after the Closing Date or such shorter period of which Sellers shall notify Purchaser in writing (the "Collections Period"), in accordance with Purchaser's customary collection practices and procedures, Purchaser shall assist Sellers in collection of the Closing Accounts Receivable.

For each account receivable that has an outstanding balance attributable in part to the operation of the Purchased Business prior to the Closing Date and in part to the operation of the Purchased Business after the Closing Date, amounts collected by Purchaser, or on Sellers' behalf by Purchaser, during the Collections Period shall be applied first to the oldest outstanding invoice(s) of such account receivable (with Purchaser reserving the right to contact the customer where the underlying facts indicate that there may be a dispute relating to a Closing Account Receivable), unless the customer otherwise designates in writing that the amount being paid is to be applied to the balance of such account accruing from and after the Closing Date because of a dispute relating to the Closing Accounts Receivable. Within ten (10) days after each month during the Collection Period, Purchaser shall deliver to Sellers a monthly statement of Closing Accounts Receivable collected during such month and shall remit to Sellers, without deduction, all such amounts of Closing Accounts Receivable collected by Purchaser. Each such monthly statement shall include the total amount of collections made from customers, any portion of whose outstanding accounts receivable balance arose prior to the Closing Date. Upon the expiration of the Collections Period, Sellers shall be responsible for collecting the Closing Accounts Receivable, if any, and Purchaser shall give Sellers access to all relevant records.

                    (b)  Sellers shall pay all due and owing
accounts payable of Sellers identified on a computer run of accounts payable prepared as close as reasonably possible to the Closing Date but not earlier than thirty (30) days prior to the Closing Date (the "Cut-off Date"). Purchaser shall act as agent of Seller for the purpose of paying accounts payable of Sellers recorded subsequent to the Cut-off Date but only out of funds provided to Purchaser by Sellers or from proceeds of Account Receivable of Sellers collected by Purchaser. In the event that Sellers notify Purchaser in writing that Sellers are disputing an account payable, Purchaser shall not pay such account payable unless and until Sellers direct Purchaser to pay such account payable. Purchaser shall have no liability to Sellers for acting as Sellers' agent pursuant to this Section 6.3(b) except for liability arising out of Purchaser's gross negligence or willful misconduct.

          SECTION 6.4 Tax Records. Purchaser shall allow Sellers access from the Closing Date, for as long as Sellers require, to existing records of the Purchased Business for income tax purposes that are in Purchaser's possession and that relate to the period before the Closing Date, and shall transfer such records to Sellers, if requested, prior to disposing of same.

          SECTION 6.5 Tax Reporting. The parties hereby promise and agree to adopt the alternative procedure provided in Section 5 of Revenue Procedure 84-77 for preparing and filing all payroll and employment tax returns for the employees of Sellers that are engaged by Purchaser, pursuant to which Purchaser will assume Sellers' obligation to furnish Forms W-2 to the employees of Sellers who will continue their employment in the Purchased Business with Purchaser. Sellers and Purchaser will each perform the duties imposed on them as predecessor and successor, respectively, in such Section 5, and Sellers will furnish all relevant information with respect to such employees. The failure or refusal of Sellers to timely furnish complete and accurate information with respect to any such employee shall be deemed an assumption by Sellers to comply with the standard procedure provided in Section 4 of Revenue Procedure 84-77 for preparing and filing all payroll and employment tax returns for the employees of Sellers.

          SECTION 6.6 Satisfaction of Liabilities. Sellers covenant and agree that, on, prior to, or as soon as practicable after the Closing Date, all outstanding obligations, liabilities, costs and expenses of Sellers will be paid, performed or otherwise discharged or provided for by Sellers, including, without limitation, the Excluded Liabilities, liabilities and obligations incurred by Sellers in connection with this Agreement and the transactions provided for herein or contemplated hereby, fees and expenses of Sellers' counsel, accountants and other experts, and all other expenses incurred by Sellers incident to the negotiation, preparation and execution of this Agreement or any of the transactions contemplated hereby, including Taxes, if any, payable by Sellers with respect to and resulting from the transactions contemplated by this Agreement.

          SECTION 6.7 Employee Benefit Plans. (a) Each Seller (or any plan maintained by such Seller, at such Seller's cost) will provide continued health and medical coverage as required under Section 4980B of the Code, Part 6 of Title I of ERISA or any other applicable federal, state or local law or ordinance to all employees (and independent contractors) of such Seller (and their spouses, dependents and beneficiaries) with respect to whom a "qualifying event" (as such term is defined under Sections 4980B(f)(3) of the Code or 603 of ERISA) or other triggering event described under the applicable federal, state or local laws or ordinances occurred on or before the Closing Date.

               (b) Sellers shall retain all liabilities, obligations and assets with respect to all active or former employees, retirees (or their beneficiaries) of Sellers or of any ERISA Affiliate in connection with all Seller Plans.

          SECTION 6.8 Non-Compete. Parent and Sellers agree that for a period of three (3) years from the Closing Date, neither Parent nor Sellers shall directly or through any Person in which they hold a majority interest engage in the business of providing common carrier or private line telecommunications (including voice, video and data) transmission services via wireline or microwave delivery technology within the geographical territory of the Purchased Business. Notwithstanding anything to the contrary contained in this Agreement, the foregoing shall not apply to (i) Parent's continued ownership of an interest in, or any additional interest by Parent in, its existing joint venture with Time Warner, or to the ownership or operation of any business Parent may receive upon the termination or dissolution of such joint venture; (ii) any service provided by the Retained Division via satellite; (iii) any Persons in which Parent does not hold a controlling interest; or (iv) Advance Publications, Inc. and its subsidiaries.

          SECTION 6.9 Stand Still. For a period ending with the earlier of a sale of the shares of Purchaser Common Stock by Sellers or three years from the date of this Agreement, Parent, Sellers and any Affiliate, director, officer or agent of Parent, or any Seller shall not, directly or indirectly, and shall not cause any Affiliate to, without the prior written consent of the Board of Directors of Purchaser, (i) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of Purchaser or any of its Affiliates (except pursuant to this Agreement), (ii) propose to enter into, directly or indirectly, any merger, consolidation, recapitalization, business combination or similar transaction involving Purchaser or any of its Affiliates, (iii) make, or in any way participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of any voting securities of Purchaser or any of its Affiliates,
(iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Purchaser or any of its Affiliates (except pursuant to this Agreement), (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of Purchaser, (vi) disclose any intention, plan or arrangement inconsistent with the foregoing or (vii) advise, assist or encourage any other Person in connection with any of the foregoing. In addition, for a period ending with the earlier of a sale of the shares of Purchaser Common Stock by Sellers or three years from the date of this Agreement, Parent, Sellers and any Affiliate, director, officer or agent of Parent or Sellers shall not, directly or indirectly, (x) request Purchaser or any Affiliate, director, officer, employee, advisor or agent of Purchaser to amend or waive the provisions of this Section (including this sentence), (y) take any action which might require Purchaser or any of its Affiliates to make a public announcement regarding the understandings set forth in this Section 6.9, or (z) communicate with Purchaser's security holders regarding the subject matter of this Section 6.9.

          SECTION 6.10 Gains, Transfer and Sales Taxes. Sellers shall pay all transfer, gains and similar taxes and fees payable in connection with the transactions contemplated by this Agreement, and shall indemnify and hold harmless Purchaser from and against any liability with respect to such taxes (including any penalties, interest and professional fees). Sellers and Purchaser shall cooperate in the preparation and filing of any required returns with respect to such taxes. Sellers and Purchaser shall each pay fifty percent (50%) of any sales taxes due in connection with this Agreement, if any, and shall cooperate in connection with any audit of sales taxes payable.

          SECTION 6.11 No Shop. Until the Closing Date or the termination of this Agreement in accordance with the provisions of
Section 9.1, neither Parent nor Sellers shall, directly or indirectly, deal or negotiate with any other party looking toward a sale of any Seller or sale of any part of the Purchased Business, other than the sale of equipment in the ordinary course of business. Without limiting any other remedies available to Purchaser for a breach of this Section, Parent and Sellers agree that Purchaser shall be entitled to injunctive relief and monetary damages which shall in no event be less than the expenses incurred by Purchaser in connection with the negotiation of this Agreement, performance of due diligence activities, including the reasonable fees and disbursements of Purchaser's counsel, accountants and investment banker.

          SECTION 6.12 Employees. Purchaser shall offer employment to a number of Sellers' employees equal to at least eighty percent (80%) of the number of Sellers' employees on the date hereof. Purchaser shall offer such employment on salary terms comparable to those existing as of the date hereof, with the exception of severance. In the event that during the period commencing on the Closing Date and ending on the day prior to the first anniversary of the Closing Date, the number of Sellers' employees employed by

Purchaser is less than eighty percent (80%) of the number of Sellers' employees on the date hereof for reasons other than voluntary separation from service (which shall not be deemed to include an employee's refusal to relocate) and termination for cause (which shall include, without limitation, termination for poor performance), Purchaser shall indemnify Sellers for Sellers' severance payments to the number of employees who represent the difference between (a) the 80% employment less the percentage represented by employees who have (i) voluntarily separated from service and (ii) been terminated for cause and (b) the actual percentage of employment by Purchaser. The salaries of the employees whose terminations cause the level of employment to fall below 80% shall be used to calculate the indemnification due to Sellers pursuant to this
Section 6.12.

          SECTION 6.13 Accounting Systems. For a period of up to one year after the Closing Date, Sellers shall provide Purchaser with access to Sellers' accounting systems hardware and software to enable Purchaser to coordinate a transfer of Sellers' accounting records to the Purchased Business. Purchaser shall not have access to any records relating to the Retained Division. In the event such access is inadvertently obtained, Purchaser shall promptly notify Sellers and shall keep confidential any information relating to the Retained Division to which Purchaser obtained access.



                         ARTICLE VII

                    CONDITIONS TO CLOSING

          SECTION 7.1 Conditions to Obligations of Purchaser. This Agreement and the obligations of Purchaser to perform hereunder are subject to the fulfillment by Sellers (to the satisfaction of Purchaser), or waiver in writing by Purchaser, of the following conditions, each of which is individually hereby deemed material, at or prior to Closing:

               (a)  Representations, Warranties and Obligations.
All representations and warranties of Sellers and Parent contained in this Agreement and in the Schedules hereto shall be true and correct in all material respects as of the date hereof and on the Closing Date as though made on and as of the Closing Date, and Purchaser shall have received a certificate to such effect signed by a duly authorized officer of Parent and of each Seller, respectively. Sellers and Parent shall have performed and complied with all of their respective covenants and obligations, including without limitation those under Article V hereof, under this Agreement in all material respects.

               (b) Consents. Purchaser and Sellers shall have received, each in form and substance satisfactory to Purchaser, each of the authorizations, consents, orders and approvals of Governmental Authorities and officials and each of the third party consents set forth on Exhibit 7.1(b).

               (c) License Transfer Approvals. All Approvals of the FCC or any other Governmental Authority required for the transfer of the Licenses to Purchaser shall have been obtained without adverse conditions.

               (d) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

               (e) Deliveries. Parent and Sellers shall have delivered to Purchaser each of the documents specified in Section 8.1 hereof.

               (f) Encumbrances. All Encumbrances with respect to the Purchased Assets shall have been released.

               (g) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against Parent, Sellers or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Purchaser, is likely to render it impossible or unlawful to consummate such transactions or which could render inadvisable, in the reasonable, good faith determination of Purchaser, the consummation of the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 7.1(g) shall not apply if Purchaser has directly or indirectly solicited or encouraged any such Action.

               (h)  Filings.  Sellers shall have made all
registrations, qualifications, declarations, or filings with, or notices to, any federal, state or local Governmental Authority or other third party required on the part of Sellers in connection with the execution of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby.

               (i) HSR Act. Sellers shall have satisfied all requests for additional information pursuant to the HSR

Act, if any, and the applicable waiting periods thereunder (and any extensions thereof) applicable to the transactions contemplated by this Agreement shall have expired or been terminated.

               (j)  Creation of EMI Newco and Message Newco.
Sellers shall have satisfied the requirements of Section 5.13.

               (k) Delivery of Schedules. Sellers and Parent shall have delivered the schedules referred to in this Agreement to Purchaser in accordance with Section 5.14 hereof and such schedules and the information contained therein shall be satisfactory to Purchaser in all respects.

               (l) Exhibits. Sellers and Purchaser shall have agreed upon the form of Exhibits as provided in Section 5.14 hereof.

               (m)  Syracuse Office Agreement.  Sellers and
Purchaser shall have executed the agreement regarding the Syracuse office as provided in Section 5.15 hereof.

          SECTION 7.2 Conditions to Obligations of Parent and Seller. This Agreement and the obligations of Parent and Sellers to perform hereunder are subject to the fulfillment by Purchaser (to the satisfaction of Parent and Sellers), or waiver in writing by Parent and Sellers, of the following conditions, each of which is individually hereby deemed material, at or prior to Closing:

               (a)  Representations, Warranties and Obligations.
All representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date hereof and on the Closing Date as though made on and as of the Closing Date, and Parent and Sellers shall have received a certificate to such effect signed by a duly authorized officer of Purchaser. Purchaser shall have performed and complied with all of its covenants and obligations under this Agreement in all material respects.

               (b) Consents. Purchaser and Sellers shall have received, each in form and substance satisfactory to Purchaser, each of the authorizations, consents, orders and approvals of Governmental Authorities and officials and each of the third party consents set forth on Exhibit 7.1(b).

               (c) License Transfer Approvals. All Approvals of the FCC or any other Governmental Authority required for the transfer of the Licenses to Purchaser shall have been obtained without adverse conditions.

               (d) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which individually or in the aggregate, materially adversely affect, or could reasonably be expected to materially adversely affect, the prospects, results of operations or the financial condition of Purchaser's business; provided, however, that no change in the market price of Purchaser Common Stock shall be taken into account in determining whether a material adverse effect on Purchaser has occurred under this
Section 7.2(d).

               (e) Deliveries. Purchaser shall have delivered to Sellers each of the documents specified in Section 8.2 hereof.

               (f) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against Parent, Sellers or Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Sellers, is likely to render it impossible or unlawful to consummate such transactions or which could render inadvisable, in the reasonable, good faith determination of Sellers, the consummation of the transactions contemplated by this Agreement; provided, however, that the provisions of this Section 7.2(f) shall not apply if either Parent or any Seller has directly or indirectly solicited or encouraged any such Action.

               (g)  Filings.  Purchaser shall have made all
registrations, qualifications, declarations, or filings with, or notices to, any federal, state or local Governmental Authority or other third party required on the part of Sellers in connection with the execution of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby.

               (h) HSR Act. Purchaser shall have satisfied all requests for additional information pursuant to the HSR Act, if any, and the applicable waiting periods thereunder (and any extensions thereof) applicable to the transactions contemplated by this Agreement shall have expired or been terminated.

               (i) Exhibits. Sellers and Purchaser shall have agreed upon the form of Exhibits as provided in Section 5.14 hereof.

               (j)  Syracuse Office Agreement.  Sellers and
Purchaser shall have executed the agreement regarding the Syracuse office as provided in Section 5.15 hereof.

                        ARTICLE VIII

                         DELIVERIES

          SECTION 8.1  Parent's and Sellers' Deliveries.  At the
Closing, in addition to any other documents or agreements required under this Agreement, Parent and Sellers shall deliver or cause to be delivered to Purchaser the following:

               (a) Bill of Sale. A bill of sale ("Bill of Sale"), substantially in the form agreed to by Sellers and Purchasers in accordance with Section 5.14 hereof conveying to Purchaser all of the Purchased Assets to be acquired hereunder, free and clear of any and all Encumbrances, except for Permitted Encumbrances.

               (b) Assignment of Contracts. Written instruments of the assignment by Sellers to Purchaser of the Assigned Contracts pursuant to an Assignment of Contracts Agreement (the "Contract
Assignment Agreement"), substantially in the form agreed to by Sellers and Purchasers in accordance with Section 5.14, together with originals of all Assigned Contracts, if available.

               (c) Assignment of Licenses. Written instruments of the assignment by Sellers to Purchaser of the Licenses pursuant to an Assignment of Licenses Agreement (the "License Assignment Agreement"), substantially in the form agreed to by Sellers and Purchasers in accordance with Section 5.14, together with originals of all Licenses.

               (d) Deeds. Bargain and sale deeds with covenants against grantor's acts substantially in the form agreed to by Sellers and Purchasers in accordance with Section 5.14, in proper form for recording so as to transfer to Purchaser good, marketable and insurable title for all Owned Real Property free from all Encumbrances except for Permitted Encumbrances (collectively, the "Deeds").

               (e) Corporate and Stockholder Authorization. A certificate, dated the Closing Date, executed by the Secretary or Assistant Secretary of each of Parent and each Seller, as the case may be, certifying resolutions of the Board of Directors and of the shareholders of Parent or the relevant Seller, as the case may be, approving and authorizing the execution, delivery and performance by Parent or the relevant Seller, as the case may be, of this Agreement and of each of the Related Agreements to which Parent or such Seller, as the case may be, is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any document or instrument on behalf of Parent or such Seller, as the case may be).

               (f) EMI Newco and Message Newco Stock. Stock certificates evidencing all of the outstanding capital stock of EMI Newco and of Message Newco.

               (g)  Change of Name.  The documents contemplated by
Section 6.2 hereof, in form and substance sufficient to change Sellers' names as therein required and in the appropriate form for filing with the Governmental Authority with whom such documents must be filed to become effective.

               (h) Organizational Documents. A copy of (i) the Certificates of Incorporation, as amended (or similar organizational documents), of Parent and each Seller, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier than twenty Business Days prior to the date hereof and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the date hereof, stating that no amendments have been made to such Certificate of Incorporation (or similar organizational documents) since such date, and
(ii) the By-laws (or similar organizational documents) of Parent and each Seller certified by the Secretary or Assistant Secretary of each such entity.

               (i)  Legal Opinions.  The legal opinions of (i)
Sabin, Bermant & Gould LLP, Parent's and Sellers' counsel, addressed to Purchaser and dated the date hereof, substantially in the form agreed to by Sellers and Purchaser in accordance with Section 5.14 hereof and (ii) Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., Parent's and Sellers' regulatory counsel, substantially in the form agreed to by Sellers and Purchaser in accordance with Section 5.14 hereof.

               (j) Business Documents. All manuals, including employee manuals, customer lists, books and other records and files, computer programs, computer software and master disk of source codes relating to, or associated with, the Purchased Business, the Purchased Assets or Sellers.

               (k)  Good Standing; Qualification to Do Business.
Good standing certificates for Parent and each Seller from the secretary of state of the jurisdictions listed on Section 7.1(i) of the Disclosure
Schedule in each case dated as of a date not earlier than twenty
Business

Days prior to the date hereof and accompanied by bring-down telegrams, if customarily provided by the jurisdiction in question, dated the date hereof.

               (l) Consents and Approvals. Copies of all consents and approvals obtained pursuant to Section 3.6 hereof, and all registrations, qualifications, declarations, filings and notices made by Sellers pursuant to Section 5.1 hereof.

               (m) Encumbrance Release. Evidence reasonably satisfactory to Purchaser that any Encumbrances, other than Permitted Encumbrances, of record on the date hereof have been removed or released.

               (n) Miscellaneous. Such other documents and certificates of officers as reasonably may be required by Purchaser to consummate this Agreement and the transactions contemplated hereby.

          SECTION 8.2 Purchaser's Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, Purchaser shall deliver to Sellers the following:

               (a) Purchase Price. Stock certificates evidencing 937,500 shares of Purchaser Common Stock and the payment pursuant to
Section 5.5(c) hereof.

               (b) Corporate Authorization. A certificate, dated the Closing Date, executed by the secretary or assistant secretary of Purchaser, certifying resolutions of the Board of Directors of Purchaser approving and authorizing the execution, delivery and performance by Purchaser of this Agreement and each of the Related Agreements to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding the officer(s) signing any document or instrument on behalf of Purchaser).

               (c) Consents and Approvals. All necessary consents and approvals of third parties or Governmental Authorities required to be obtained by Purchaser to permit Purchaser to perform this Agreement or any other agreement to which Purchaser is a party.

               (d) Bring-Down Certificate. A certificate dated as of the Closing Date, executed by Purchaser, to the effect that each representation and warranty made by Purchaser in this Agreement is true and correct on and as of the Closing Date, with the same effect as though each such representation or warranty had been made or given on and as of such date and that Purchaser has performed and complied with all of the terms, covenants and conditions set forth herein that are to be performed or complied with by it before or as of the Closing Date.

               (e) Corporate Documents. A copy of the Certificate of Incorporation of Purchaser, certified by the Secretary of State for the State of Delaware, and a copy of the By-laws of Purchaser, certified by the Secretary or Assistant Secretary of Purchaser.

               (f)  Corporate Certificate.  A Certificate of Good
Standing for Purchaser from the State of Delaware.

               (g)  Legal Opinion.  The legal opinion of Kronish,
Lieb, Weiner & Hellman LLP, addressed to Parent and Sellers and dated the Closing Date, substantially in the form agreed to by Sellers and Purchaser in accordance with Section 5.14 hereof.

               (h)  Miscellaneous.  Such other documents,
assignments, instruments of conveyance, and certificates of officers as reasonably may be required by Sellers to consummate this Agreement and the transactions contemplated hereby.



                         ARTICLE IX

                   TERMINATION AND WAIVER

          SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

               (a) by any party to this Agreement if the Closing shall not have occurred by September 30, 1996; provided, however, that the right to terminate this Agreement under this Section 9.1(a) shall not be available to any party whose willful failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

               (b) by any party to this Agreement in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other Action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

               (c) by the mutual written consent of the parties to this Agreement; or

               (d) by Purchaser in the event that (i) Seller fails to deliver the schedules to this Agreement in accordance with Section
5.14 hereof or (ii) the information contained in such schedules is not satisfactory to Purchaser in all respects; or

               (e) by any party to this Agreement, in the event that Sellers and Purchaser fail to agree upon the form of all Exhibits referred to in this Agreement in accordance with Section 5.14 hereof.

          SECTION 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, this Agreement (except for provisions which by their terms survive any such termination) shall forthwith become void and there shall be no liability on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement.

          SECTION 9.3 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.



                          ARTICLE X

 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

          SECTION 10.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate one year after the Closing or the termination of this Agreement pursuant to Section 9.1, as the case may be. Notwithstanding the foregoing, (i) the covenants of Purchaser contained in Section 11.2 shall survive as long as any Seller holds any of the Purchaser Common Stock, (ii) the representations, warranties and covenants set forth in Section 6.8 hereof (Non-Compete) shall survive the Closing for a period of three years and (iii) the covenants, representations and warranties set forth in Sections 3.28 (Taxes) and 3.17 (Environmental) and the liability of any party for fraud shall survive the Closing until the statute of limitations with respect thereto have run.

          SECTION 10.2  Indemnification by Parent and Seller.

                    (a)   Parent and Sellers agree jointly and
severally to indemnify and hold harmless Purchaser and shall reimburse Purchaser for, any loss, liability, claim, damage (including diminution in value) or expense suffered or incurred by Purchaser (including, without limitation the costs of investigation and defense and reasonable attorneys' fees) (collectively, "Damages") arising from or in connection with (a) any breach of any of the representations and warranties of Parent or Sellers contained in Article 3 of this Agreement or in any certificate delivered by any of them pursuant to this Agreement or (b) any failure by Parent or any Seller to perform or comply with any of its obligations contained in this Agreement.

                    (b)  Sellers and Parent shall jointly and
severally indemnify and hold harmless Purchaser and its officers, directors, shareholders and agents against any and all losses, liabilities, obligations, claims damages and expenses (including reasonable fees and expenses of counsel) that arise under or relate to any liability or obligation of an ERISA Affiliate (including predecessors) with regard to any "employee benefit plan" (within the meaning of section 3(3) of ERISA) including without limitation: (i) liabilities under any Multiemployer Plan (including without limitation liabilities for complete and partial withdrawals under section 4203 and 4205 of ERISA); (ii) liabilities to the PBGC; (iii) liabilities under section 4980B of the Code or Part 6 of subtitle I of ERISA; and (iv) liabilities under section 412 of the Code or section 302(a)(2) of ERISA.

          SECTION 10.3 Indemnification by Purchaser. Purchaser shall indemnify and hold harmless Parent and Sellers and shall reimburse Parent and Sellers for any Damages arising from or in connection with
(a) any inaccuracy in any of the representations and warranties of Purchaser contained in Article 4 of this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, (b) any failure by Purchaser to perform or comply with any of its obligations contained in this Agreement, or (c) Purchaser's operation of the Purchased Business, or ownership of the Purchased Assets, subsequent to the Closing Date, provided that such Damages do not arise out of Seller's breach of its covenants hereunder or the inaccuracy of Sellers representations and warranties contained herein.

          SECTION 10.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any action by a third party, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give prompt notice to the indemnifying party of the commencement thereof, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is materially prejudiced thereby. If any such action shall be brought against an indemnified party, it shall give notice to the indemnifying party of the commencement thereof within five days of the receipt of such notice and the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume, at its expense, the defense thereof (utilizing counsel satisfactory to the indemnified party), in which case the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof. If notice is given to an indemnifying party of the commencement of any action and it does not, within five days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnified party shall be entitled to select counsel of its own choice and the indemnifying party shall pay the reasonable fees and expenses of one counsel in each relevant jurisdiction. An indemnifying party shall not be responsible for any settlement or compromise of any action, claim or proceeding effected without its consent (which consent shall not be unreasonably withheld).

          SECTION 10.5 Limitation on Liability. (a) Purchaser shall not be entitled to indemnification pursuant to this Article 10 for Damages suffered or incurred by Purchaser except to the extent that Damages exceed $375,000 (the "Basket Amount"). In the event that Damages exceed the Basket Amount, Parent and Seller shall be precluded from asserting that any such Damages are immaterial or not adverse to Purchaser. If Damages aggregate more than the Basket Amount, Parent and Sellers shall be liable for the amount of such Damages in excess of the Basket Amount up to the Purchase Price.

               (b) Neither Parent nor any Seller shall be entitled to indemnification pursuant to this Article 10 for Damages suffered or incurred by Parent or Sellers except to the extent that Damages exceed the Basket Amount. In the event that Damages exceed the Basket Amount, Purchaser shall be precluded from asserting that any such Damages are immaterial or not adverse to Parent or Sellers. If Damages aggregate more than the Basket Amount, Purchaser shall be liable for the entire amount of such Damages in excess of the Basket Amount up to the Purchase Price.


                         ARTICLE XI

                   PURCHASER COMMON STOCK

          SECTION 11.1  Representations and Warranties of Seller.

               (a) Sellers represent and warrant to Purchaser that Sellers understand that the shares of Purchaser Common Stock to be acquired by Sellers have not been registered for sale under any federal or state securities laws and that Purchaser Common Stock is being or will be offered and sold to Sellers pursuant to the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and Sellers are acquiring Purchaser Common Stock for Sellers' own account for investment and without any view to any distribution thereof; that the representations and warranties set forth in this Section 11.1(a) are given with the intention that Purchaser rely on them for purposes of claiming such exemption; and that Sellers understand that they must bear the economic risk of their investment in Purchaser Common Stock for an indefinite period of time as Purchaser Common Stock cannot be sold unless subsequently registered under such laws or unless an exemption from such registration is available.

               (b) Sellers agree that Purchaser Common Stock acquired by Sellers will not be sold or otherwise transferred for value unless (i) a registration statement with respect thereto has become effective under the Act (which shall not be required for transfers of Purchaser Common Stock to Parent), or (ii) there is presented to Purchaser an opinion of counsel reasonably satisfactory to Purchaser that such registration is not required, and Sellers consent that any transfer agent of Purchaser may be instructed not to transfer any Purchaser Common Stock unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate or instrument representing Purchaser Common

Stock an appropriate legend calling attention to the foregoing restrictions on transferability of such shares.

               (c) Sellers agree that during the period commencing on the Closing Date and ending on the date that is thirty (30) months after the Closing Date, Sellers will vote all shares of Purchaser Common Stock that Sellers acquire as a result of the transactions contemplated by this Agreement in accordance with the recommendations of the Board of Directors of Purchaser; provided, however, that in the event that the average market price of Purchaser Common Stock over the ninety day period preceding the record date for any meeting of shareholders or consent solicitation of shareholders shall be less than $14.00 per share, Sellers shall have no obligation to vote such shares in accordance with the Board of Directors of Purchaser.

               (d) Sellers are aware of Purchaser's business affairs and financial condition and has acquired sufficient information about Purchaser to reach an informed and knowledgeable decision to acquire Purchaser Common Stock hereunder. Sellers further represent and warrant that they have discussed Purchaser and its plans, operations and financial condition with Purchaser's officers, have received all such information as it deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in Purchaser Common Stock and have received satisfactory and complete information concerning the business and financial condition of Purchaser in response to all inquiries in respect thereof. Nothing contained in this Section 11.1(d) shall limit Sellers' reliance upon the representations and warranties made by Purchaser in this Agreement.

          SECTION 11.2  Registration under the Securities Act of 1933.
(a) Purchaser shall file as soon as practicable after the Closing (but in no event later than ten Business Days thereafter) a "shelf" registration statement covering Purchaser Common Stock on any appropriate form pursuant to Rule 415 under the Act. Purchaser shall use its reasonable efforts to have such "shelf" registration statement declared effective as soon as practicable after its filing and to keep such registration statement continuously effective until the earlier of
(i) the sale of all of Purchaser Common Stock covered by the registration statement or (ii) three years following the date on which it is declared effective (or, except as otherwise provided herein, to immediately file a new shelf registration statement in the event such effectiveness lapses at any time during said period). The three-year period provided for in clause (ii) above shall be extended by the number of days equal to the number of days there was a suspension pursuant to Section 11.2(b) hereof. If necessary, Purchaser shall cause to be filed, and shall use its reasonable efforts to have declared effective as soon as practicable following filing, additional "shelf" registration statements or amendments as necessary to maintain such effectiveness for such period. Purchaser shall perform such other procedures, from time to time, as may be necessary to permit Sellers to effect a "draw-down" of any securities registered on such shelf registration statement, provided that in no event may Sellers draw-down for the purpose of sale more than 1/12th of the shares of Purchaser Common Stock during each of the 12 months following the Closing (calculated on a cumulative basis); provided further, however, that (i) the provisions of this
Section 11.2(a) shall not limit the ability of any bona fide pledgee to foreclose upon such pledge and thereafter freely sell Purchaser Common Stock so pledged and (ii) upon the announcement by Purchaser of a change in control, the foregoing limitation in respect of draw-downs shall immediately cease to apply.

          (b) In the event that Purchaser, for its own account, proposes to register shares of Purchaser Common Stock or securities convertible or exchangeable for Purchaser Common Stock, prior to the third anniversary of the Closing on any registration statement on Form S-1, S-2 or S-3, their successor forms or any other appropriate form under the Act for a primary public offering by Purchaser (other than for the purpose of making an acquisition or in connection with option plans), Purchaser may suspend the effectiveness of any "shelf" registration statement for a period commencing thirty days prior to the effectiveness of such registration statement and ending 180 days after the effective date thereof by providing Parent with written notice of such suspension.

          (c) Purchaser shall advise Sellers by written notice at least ten days prior to the commencement of any such suspension and/or the filing of any registration statement involving an underwritten offering of the Common Stock being registered by Purchaser, whether for the account of Purchaser or any other Person, and will, upon request of any Seller made by written notice to Purchaser within fifteen days following receipt of Purchaser's notice of intention to file such registration statement, include in any such registration statement all or any portion of Sellers' Purchaser Common Stock prior to the third anniversary of the Closing, subject to the limitation in the number of shares contained in Section 11.2(a), and such information as may be required to permit a public offering of Purchaser Common Stock; provided, however, that if the managing underwriter of such underwritten offering shall inform Purchaser of its belief that the number of securities requested to be included in such registration by all persons exercising registration rights exceeds the number which can be sold in (or during the time of) such offering or that the inclusion would materially adversely affect the marketing of the securities to be sold by Purchaser therein, then Purchaser may include all securities proposed by Purchaser to be sold for its own account and may decrease the number of shares of Purchaser Common Stock so proposed to be sold and so requested to be included in such registration (pro rata on the basis of the number of shares of Purchaser Common Stock requested to be sold by Seller and each other person exercising registration rights) to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter.

          (d) The following provisions of this Section 11.2 shall also be applicable:

               (i) Purchaser will use its reasonable efforts to cause any registration statement covering all or any portion of Purchaser Common Stock to become effective, including registration or qualification for offer and sale under applicable "blue sky" laws, as promptly as possible and, if any stop order shall be issued by the Securities and Exchange Commission in connection therewith, to use its reasonable efforts to obtain the removal of such order. Sellers agree to cooperate in all respects with Purchaser in effectuating the foregoing. Following the effective date of any post-effective amendment or registration, Purchaser shall, upon the request of Sellers, forthwith supply such number of registration statements, preliminary prospectuses and prospectuses meeting the requirements of the Act and other documents deemed necessary by Sellers to permit Sellers to make a public distribution of all shares of Purchaser Common Stock from time to time offered or sold by it. The obligations of Purchaser hereunder with respect to Purchaser Common Stock are expressly conditioned on Sellers furnishing to Purchaser such appropriate information concerning the intentions of Sellers and the terms of Sellers' offering of such Purchaser Common Stock as Purchaser may reasonably request.

               (ii) Purchaser agrees to bear and to pay, or cause to be paid, promptly upon request being made therefor all expenses incident to the registration, offering and/or sale of the Purchaser Common Stock by Sellers, including, without limitation: (a) any National Association of Securities Dealers registration and filing fees and expenses, (b) all fees payable to the Securities & Exchange Commission, (c) all fees and expenses in connection with the qualification of the Purchaser Common Stock for offering and sale under state securities or "blue sky" laws, including reasonable fees and disbursements of counsel for any placement or sales agent or underwriter in connection with such qualifications, (d) all expenses relating to the preparation, printing, distribution and reproduction of the registration, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the certificates representing the Purchaser Common Stock and all other documents relating hereto, (e) Purchaser's internal expenses (including, without limitation, all salaries and expenses of Purchaser's officers and employees performing legal or accounting duties, and (f) fees, disbursements and expenses of counsel and other advisors and experts, including, the independent certified public accountants of Purchaser (including the expenses of any opinions or "comfort" letters required by or incident to such performance and compliance), (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by Sellers, Purchaser shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor and evidence thereof.

               (iii)  Purchaser shall indemnify and hold harmless
Parent and each underwriter, within the meaning of the Act, who may purchase from or sell for Sellers any Purchaser Common Stock, from and against any and all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement under the Act or any post-effective amendment to such registration statement, or any prospectus included therein required to be filed or furnished by reason of this Section 11.2 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to Purchaser by Sellers or such underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any Seller or any such underwriter within the meaning of the Act and each officer, director, employee and agent of Parent or such underwriter; provided, however, that Purchaser shall not be obliged so to indemnify any Seller or underwriter or other person referred to above unless such Seller or underwriter or other person, as the case may be, shall at the same time indemnify Purchaser, its directors, each officer signing the registration statement and each person, if any, who controls Purchaser within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 11.2 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to Purchaser by any Seller or underwriter expressly for use therein.

               (iv) Purchaser agrees that if, for any reason, the indemnification provisions contemplated hereby are unavailable to or are insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then Purchaser shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, Purchaser and the indemnified party, as well as any other relevant equitable considerations. The relative fault of Purchaser and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefit derived by the parties shall be determined by reference to the fact that Purchaser entered in this obligation to induce Sellers to engage in the transactions contemplated by this Agreement. The parties hereto agree that it would not be just and equitable if contribution pursuant to this section were determined (a) by pro rata allocation (even if Sellers or any agents for, or underwriters of, the Purchaser Common Stock, or all of them, were treated as one entity for such purpose), or (b) by any other method of allocation which does not take account of the equitable considerations referred to in this section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim.

               (v) Purchaser shall use reasonable efforts in good faith to register or qualify all Purchaser Common

Stock covered by any registration statement under such other securities or blue sky laws of such jurisdictions as Sellers shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable Parent to consummate the disposition in such jurisdictions of their Purchaser Common Stock covered by such registration statement, except that Purchaser shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 11.2(d)(v) be obligated to be so qualified or to consent to general service of process or to the imposition of taxes on, or measured by, all or any part of the income of Purchaser, in any such jurisdiction.

               (vi) Purchaser shall immediately notify Sellers at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in any registration statement covering all or any part of Purchaser Common Stock, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, promptly following disclosure of such material information to the public by Purchaser, at the request of Sellers promptly prepare and furnish to Sellers a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (vii) Purchaser shall qualify Purchaser Common Stock issued in connection with this Agreement on the principal national securities exchange on which Purchaser Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, on The NASDAQ Stock Market.

               (viii) Purchaser shall enter into such agreements
(including, if the offering is an underwritten offering, an underwriting agreement) as are customary in transactions of such kind and take such other actions as are reasonably necessary in connection therewith in order to expedite or facilitate the disposition of the Purchaser

Common Stock; and (a) make such representations and warranties with respect to the registration or post-effective amendment or supplement thereto, prospectus or any amendment or supplement thereto, and documents incorporated by reference, if any, to Seller and the managing underwriter or underwriters, if any, of the Purchaser Common Stock in form, substance and scope as are customarily made by companies in connection with offerings of equity securities in transactions of such kind, (b) obtain an opinion of counsel to Purchaser (which counsel may be internal counsel for Purchaser unless the managing underwriter or underwriters shall otherwise reasonably request) in customary form and covering matters of the type customarily covered by such an opinion, addressed to such managing underwriter or underwriters, if any, and to Sellers and dated the date of the closing of the sale of Purchaser Common Stock relating thereto, (c) obtain a "comfort" letter or letters from the independent certified public accountants who have certified Purchaser's most recently audited financial statements that are incorporated by reference in the registration which is addressed to Sellers and the managing underwriter or underwriters, if any, and is dated the date of the prospectus used in connection with the offering of such Purchaser Common Stock and/or the date of the closing of the sale of such Purchaser Common Stock relating thereto, such letter or letters to be in customary form and covering such matters of the type customarily covered by "comfort" letters of such type, (d) deliver such documents and certificates as may be reasonably requested by Sellers and the managing underwriter or underwriters, if any, of the Purchaser Common Stock to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Purchaser, and (e) undertake all obligations relating to expense reimbursement, indemnification and contribution.

               (ix) Purchaser shall comply with all applicable rules and regulations of the SEC and make available to its security holders an earnings statement, as soon as reasonably practicable but in no event later than 90 days after the end of the period of twelve months commencing on the first day of any fiscal quarter next succeeding each sale by the Stockholder of Registered Shares after the date hereof, which earnings statement shall cover such twelve month period and shall satisfy the provisions of Section 11(a) of the Securities Act and may be prepared in accordance with Rule 158 under the Securities Act. (Purchaser covenants to make available "adequate current public information" concerning Purchaser within the meaning of Rule 144(c) under the Securities Act.)

          (e) Purchaser's covenants contained in this Section 11.2 shall survive as long as Sellers hold any of the Purchaser Common Stock.



                         ARTICLE XII

                     GENERAL PROVISIONS

          SECTION 12.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid (i) by Parent and Sellers with respect to all such costs and expenses incurred by Parent or any Seller and (ii) by Purchaser with respect to all such costs and expenses incurred by Purchaser, whether or not the Closing shall have occurred.

          SECTION 12.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.2):

          (a)  if to any Seller:

          EMI Communications Corp.
          5015 Campuswood Drive
          East Syracuse, New York 13057
          Telecopy: (315) 433-2756
          Attention: Dennis B. Dundon

          with a copy to:

          Sabin, Bermant & Gould LLP
          350 Madison Avenue
          New York, New York 10017
          Telecopy:  (212) 692-4406
          Attention:  Art Steinhauer, Esq.

          (b)  if to Parent:

          Newhouse Broadcasting Corporation
          5015 Campuswood Drive
          East Syracuse, New York 13057
          Telecopy: (315) 463-4127
          Attention: Robert J. Miron

          with a copy to:

          Sabin, Bermant & Gould LLP
          350 Madison Avenue
          New York, New York 10017
          Telecopy:  (212) 692-4406
          Attention:  Art Steinhauer, Esq.

          (c)  if to Purchaser:

          Intermedia Communications of Florida, Inc.
          9280 Bay Plaza Boulevard, Suite 720
          Tampa, Florida 33619
          Telecopy:  (813) 744-2469
          Attention:  Ronald L. Tolliver

          with a copy to:

          Kronish, Lieb, Weiner & Hellman LLP
          1114 Avenue of the Americas
          New York, New York 10036
          Telecopy:  (212) 478-6275
          Attention:  Ralph J. Sutcliffe, Esq.

          SECTION 12.3 Public Announcements. Except as required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

          SECTION 12.4 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 12.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 12.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among Parent, Sellers and Purchaser with respect to the subject matter hereof and thereof.

          SECTION 12.7  Assignment.  This Agreement may not be
assigned by operation of law or otherwise without the express written consent of Parent, Sellers and Purchaser (which consent may be granted or withheld in the sole discretion of Parent, Seller or Purchaser).

          SECTION 12.8 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 12.9 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Parent, Sellers and Purchaser or (b) by a waiver in accordance with Section 9.3.

          SECTION 12.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

          SECTION 12.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 12.12 Specific Performance. The parties agree that due to the unique subject matter of this transaction, monetary damages will be insufficient to compensate the non-breaching party in the event of a breach of any part of this
Agreement.   Accordingly, the parties agree that the non-breaching party shall be entitled (without prejudice to any other right or remedy to which it may be entitled) to an appropriate decree of specific performance, or an injunction restraining any violation of this Agreement or other equitable remedies to enforce this Agreement (without establishing the likelihood of irreparable injury or posting bond or other security), and the breaching party waives in any action or proceeding brought to enforce this Agreement the defense that there exists an adequate remedy at law.

          SECTION 12.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

                  [Signature Page Follows]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     EMI COMMUNICATIONS CORP.


                                     By  /s/ Robert J. Miron
                                        Name: Robert J. Miron
                                        Title: Vice President


                                     EASTERN MESSAGE, INC.


                                     By /s/ Robert J. Miron
                                        Name: Robert J. Miron
                                        Title: Vice President


                                     EASTERN MESSAGE OF NEW JERSEY, INC.


                                     By /s/ Robert J. Miron
                                        Name: Robert J. Miron
                                        Title: Vice President


                                     EASTERN MESSAGE OF PENNSYLVANIA,
                                     INC.


                                     By /s/ Robert J. Miron
                                        Name: Robert J. Miron
                                        Title: Vice President


                                     EASTERN MESSAGE OF MASSACHUSETTS,
                                     INC.


                                     By /s/ Robert J. Miron
                                        Name: Robert J. Miron
                                        Title: Vice President

                                     EASTERN MESSAGE OF MARYLAND, INC.


                                     By /s/ Robert J. Miron
                                        Name: Robert J. Miron
                                        Title: Vice President


                                     NEWHOUSE BROADCASTING CORPORATION


                                     By /s/ Robert J. Miron
                                        Name: Robert J. Miron
                                        Title: Vice President


                                     INTERMEDIA COMMUNICATIONS OF
                                     FLORIDA, INC.


                                     By /s/ David C. Ruberg
                                        Name: David C. Ruberg
                                        Title: Chairman, President and
                                        Chief Executive Officer